SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of The Securities
Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Under Rule 14a-12

HYSEQ, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

June      , 2002

Dear Stockholder:

      Please join us for the 2002 Annual Meeting of Stockholders of Hyseq Pharmaceuticals, Inc. The meeting will be held on Tuesday, August 6, 2002, at 11:00 a.m. in our offices at 675 Almanor Ave., Sunnyvale, CA 94085.

      At this year’s meeting, you will have the opportunity to elect three directors, approve our new employee stock plan, ratify the issuance of common stock and warrants to certain of our officers and directors, approve an option grant to our Chairman, approve the issuance of equity securities to our Chairman in repayment of amounts owing under a line of credit to us, approve the appointment of our independent auditors, and transact any other business properly presented at the meeting, all as more fully described in the accompanying Proxy Statement. If you own shares of our common stock at the close of business on June 12, 2002, you will be entitled to vote at the Annual Meeting. In addition, you will have the opportunity to hear what has happened in our business in the past year and to ask questions. Additional information about the items of business to be discussed at our Annual Meeting is given in the enclosed Proxy Statement. You will find other detailed information about Hyseq Pharmaceuticals and our operations in the enclosed package which includes Hyseq Pharmaceutical’s 2001 Annual Report in summary form with my letter to stockholders, and the Annual Report on Form 10-K for 2001, which contains Hyseq Pharmaceutical’s audited consolidated financial statements.

      We hope you can join us on August 6, but whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please mark your votes on the enclosed proxy card, sign and date the proxy card, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy card promptly.

Sincerely,

Ted W. Love, M.D.
President and Chief Executive Officer

HYSEQ, INC.

d/b/a Hyseq Pharmaceuticals, Inc.
670 Almanor Avenue
Sunnyvale, CA 94085

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 6, 2002

To The Stockholders:

      NOTICE IS HEREBY GIVEN, that the annual meeting of stockholders of Hyseq, Inc. will be held on Tuesday, August 6, 2002, at 11:00 a.m. Pacific time, at Hyseq, Inc., 675 Almanor Avenue, Sunnyvale, California, for the following purposes:

•	to elect three directors to hold office until the 2005 annual meeting of stockholders or until the election and qualification of their respective successors;

•	to approve the Hyseq, Inc. 2002 Equity Incentive Plan;

•	to ratify the sale and issuance to some of our officers and directors of 644,298 shares of our common stock and warrants to purchase 322,149 shares of our common stock, including issuance of our common stock upon exercise of the warrants;

•	to approve the grant in August 2001 of an option to our Chairman, Dr. George B. Rathmann, for 1,000,000 shares of our common stock, including the issuance of our common stock upon exercise of the option;

•	to approve the issuance of shares of our common stock, other equity securities or both to Dr. Rathmann in repayment of amounts owing, from time to time, under his $20.0 million line of credit to us;

•	to ratify the selection of KPMG LLP as our independent auditors for the fiscal year 2002; and

•	to transact any other business which is properly brought before the meeting or any adjournment or postponement thereof.

      Please refer to the attached proxy statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the annual meeting.

      Stockholders of record at the close of business on June 12, 2002 are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. You may inspect a complete list of stockholders eligible to vote at the meeting at our offices during the ten days prior to the meeting. All stockholders are cordially invited to attend the annual meeting.

By order of the Board of Directors:

Li-Hsien Rin-Laures
Secretary

                    , 2002

670 Almanor Avenue
Sunnyvale, California 94085

ELECTION OF NOMINEES TO BOARD OF DIRECTORS
PROPOSAL NO. 2: APPROVAL OF THE HYSEQ, INC. 2002 EQUITY INCENTIVE PLAN
PROPOSAL NO. 3
PROPOSAL NO. 4 APPROVAL OF THE GRANT IN AUGUST 2001 OF AN OPTION TO OUR CHAIRMAN, DR. GEORGE B. RATHMANN, FOR 1,000,000 SHARES OF OUR COMMON STOCK, INCLUDING THE ISSUANCE OF OUR COMMON STOCK UPON EXERCISE OF THE OPTION
PROPOSAL NO. 5: APPROVAL OF ISSUANCE OF SHARES OF OUR COMMON STOCK, OTHER EQUITY SECURITIES OR BOTH TO OUR CHAIRMAN DR. GEORGE B. RATHMANN, IN REPAYMENT OF AMOUNTS OWING, FROM TIME TO TIME, UNDER HIS $20.0 MILLION LINE OF CREDIT TO US
PROPOSAL NO. 6: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS
Summary Compensation Table
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
OTHER INFORMATION

HYSEQ, INC.

PROXY STATEMENT

FOR
ANNUAL MEETING OF STOCKHOLDERS
August 6, 2002

INTRODUCTION

General

      This proxy statement is furnished to our stockholders in connection with the solicitation of proxies for use at our annual meeting of stockholders to be held on August 6, 2002 at 11:00 a.m. Pacific time, for the following purposes:

•	to elect three directors to hold office until the 2005 annual meeting of stockholders or until the election and qualification of their respective successors;

•	to approve the Hyseq, Inc. 2002 Equity Incentive Plan;

•	to ratify the sale and issuance to some of our officers and directors of 644,298 shares of our common stock and warrants to purchase 322,149 shares of our common stock, including issuance of our common stock upon exercise of the warrants;

•	to approve the grant in August 2001 of an option to our Chairman, Dr. George B. Rathmann, for 1,000,000 shares of our common stock, including the issuance of our common stock upon exercise of the option;

•	to approve the issuance of shares of our common stock, other equity securities or both to Dr. Rathmann in repayment of amounts owing, from time to time, under his $20.0 million line of credit to us;

•	to ratify the selection of KPMG LLP as our independent auditors for the fiscal year 2002; and

•	to transact any other business which is properly brought before the meeting or any adjournment or postponement thereof.

      A copy of our Annual Report to Stockholders for the year ended December 31, 2001 and this proxy statement and accompanying proxy card will be first mailed to stockholders on or about June 17, 2002.

      This solicitation is made on behalf of our Board of Directors and we will pay the costs of solicitation. Our directors, officers and employees may also solicit proxies by telephone, telegraph, fax or personal interview. We will not pay any additional compensation to directors, officers or other employees for such services, but may reimburse them for reasonable out-of-pocket expenses in connection with such solicitation. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to our stockholders. We have retained U.S. Stock Transfer to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions for a customary fee, estimated to be approximately $15,000, plus reimbursement of expenses.

      Our principal executive offices are located at 670 Almanor Avenue, Sunnyvale, California 94085, telephone (408) 524-8100.

Shares Entitled to Vote and Required Vote

      Our outstanding common stock constitutes the only class of securities entitled to vote at the meeting. Stockholders of record of our common stock at the close of business on June 12, 2002 are entitled to notice of,

and to vote at, the meeting. On that date,                      shares of our common stock were issued and outstanding, including 3,768,768 shares beneficially owned by our executive officers and directors and outstanding (which does not include any securities covered by the proposals in this proxy statement, none of which are eligible to vote for the proposals), or 16.4% of the outstanding shares of our common stock as of May 31, 2002. The presence at the meeting, in person or by proxy, of a majority of those shares will constitute a quorum. Each share of common stock is entitled to one vote. Our executive officers and directors have informed us that they intend to vote, or cause to be voted, all 3,768,768 shares of common stock held by them for all of the proposals in this proxy statement.

      There are no statutory or contractual rights of appraisal or similar remedies available to those stockholders who dissent from any matter to be acted on at the meeting.

Voting Procedures

      A proxy card is enclosed for your use. We ask that you sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if you mail it in the United States.

      You have choices on each of the matters to be voted upon at the meeting. Concerning the election of the directors, by checking the appropriate box on your proxy card you may:

•	vote for the director nominees; or

•	withhold authority to vote for some or all of the director nominees.

      Concerning the approval of the Hyseq, Inc. 2002 Equity Incentive Plan, you may:

•	approve the plan;

•	disapprove the plan; or

•	abstain from voting for or against the plan.

      Concerning the ratification of sale and issuance to some of our officers and directors of 644,298 shares of our common stock and warrants to purchase 322,149 shares of our common stock, including issuance of our common stock upon exercise of the warrants, you may:

•	approve the sale and issuance;

•	disapprove the sale and issuance; or

•	abstain from voting for or against the sale and issuance.

      Concerning the approval of the grant in August 2001 of an option to our Chairman, Dr. George B. Rathmann, for 1,000,000 shares of our common stock, including the issuance of our common stock upon exercise of the option, you may:

•	approve the issuance;

•	disapprove the issuance; or

•	abstain from voting for or against the issuance.

      Concerning the approval of the issuance of shares of our common stock, other equity securities or both to our Chairman, Dr. George B. Rathmann, in repayment of his $20.0 million line of credit to us, you may:

•	ratify the issuance;

•	not ratify the issuance; or

•	abstain from voting for or against ratification of the issuance.

      Concerning the ratification of the selection of KPMG LLP as our independent auditors for the fiscal year 2002, you may:

•	ratify the selection;

•	not ratify the selection; or

•	abstain from voting for or against the ratification of the selection.

      Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the meeting FOR (1) the election of the director nominees listed in Proposal No. 1, (2) the Hyseq, Inc. 2002 Equity Incentive Plan as set forth in Proposal No. 2, (3) the ratification of the sale and issuance to some of our officers and directors of 644,298 shares of our common stock and warrants to purchase 322,149 shares of our common stock, including issuance of our common stock upon exercise of the warrants, as set forth in Proposal No. 3, (4) the approval of the grant in August 2001 of an option to our Chairman, Dr. George B. Rathmann, for 1,000,000 shares of our common stock, including the issuance of our common stock upon exercise of the option as set forth in Proposal No. 4, (5) the approval of the issuance of shares of our common stock, other equity securities or both to our Chairman, Dr. Rathmann, in repayment of his $20.0 million line of credit to us as set forth in Proposal No. 5 and (6) the ratification of the selection of KPMG LLP as our independent auditors for the fiscal year 2002 as set forth in Proposal No. 6. With respect to any other business that may properly come before the meeting and be submitted to a vote of stockholders, proxies will be voted in accordance with the best judgment of the designated proxy holders.

      Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum but are counted as votes against a particular proposal in determining whether a matter has been approved. The election of the director nominees, the approval of the Hyseq, Inc. 2002 Equity Incentive Plan, to ratify the sale and issuance to some of our officers and directors of 644,298 shares of our common stock and warrants to purchase 322,149 shares of our common stock, including issuance of our common stock upon exercise of the warrants, to some of our officers and directors, the grant in August 2001 of an option to our Chairman, Dr. George B. Rathmann, for 1,000,000 shares of our common stock, including the issuance of our common stock upon exercise of the option and the issuance of our common stock upon exercise of the option, the issuance of the securities to Dr. Rathmann in repayment of his $20.0 million line of credit to us and the ratification of the selection of KPMG LLP as our independent auditors, each require the affirmative vote of the holders of a majority of the shares of our stock entitled to vote, present in person or represented by proxy.

      Stockholders of record may vote by either completing and returning the enclosed proxy card prior to the meeting, voting in person at the meeting, or submitting a signed proxy card at the meeting.

      Your vote is important. Accordingly, please sign and return the accompanying proxy card whether or not you plan to attend the meeting in person.

      You may revoke your proxy at any time before it is actually voted at the meeting by:

•	delivering written notice of revocation to our Secretary at 670 Almanor Avenue, Sunnyvale, California 94085;

•	submitting a later dated proxy; or

•	attending the meeting and voting in person.

      Your attendance at the meeting will not, by itself, constitute revocation of your proxy. You may also be represented by another person present at the meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial owner but your shares are held of record by another person, such as a stock brokerage firm or bank, that person must vote the shares as the record holder in accordance with the beneficial holder’s instructions.

      All votes cast at the meeting will be tabulated by the persons appointed by us to act as inspectors of election for the meeting.

PROPOSAL NO. 1:

ELECTION OF NOMINEES TO BOARD OF DIRECTORS

General Information

      Our Amended and Restated By-Laws provide for three classes of directors that serve staggered terms of one, two or three years as is designated at the time of a director’s election. There are currently two Class I directors, whose terms expire at the annual stockholders’ meeting in 2003, three Class II directors, whose terms expire at the annual stockholders’ meeting in 2004, and three Class III directors, whose terms expire at this meeting. The Board of Directors has nominated the current Class III directors, Dr. George B. Rathmann, Mr. Thomas N. McCarter, III, and Ms. Mary K. Pendergast for re-election. Each Class III director elected at the annual meeting will serve a three-year term ending on the date of the annual meeting in 2005 or until a successor is duly elected or appointed. Proxies cannot be voted for more than three persons.

      Each nominee for director has consented to being named in this proxy statement and has indicated his or her willingness to serve if elected. Proxies received by us will be voted for the nominees. Although we do not anticipate that any nominee will be unavailable for election, if a nominee is unavailable for election, we will vote the proxies for any substitute nominee we may designate.

      Each nominee for election to the Board of Directors currently serves as one of our directors and has continually served as a director since the date such person initially became a director, which is set forth below. In 2001, our Board of Directors met six times and each incumbent director attended at least 75% of those meetings. The following table sets forth information as of May 2, 2002 with respect to our directors, including the three persons nominated for election at the meeting.

			Director
Name of Nominee or Director	Age	Position	Since

George B. Rathmann, Ph.D.(1)	74	Chairman of the Board	2000
Thomas N. McCarter, III(2)	72	Director	1996
Ted W. Love, M.D.	43	President and Chief Executive Officer, Director	2001
Robert D. Weist(1)(2)(3)	62	Vice Chairman of the Board	1993
Raymond F. Baddour, Sc.D.(2)(3)	77	Director	1993
Ernst Schweizer, Ph.D.	67	Director	1999
Mary K. Pendergast	51	Director	2002
Richard B. Brewer	51	Director	2002

(1)	member of nominating committee

(2)	member of audit committee

(3)	member of compensation committee

      The principal occupations and positions for at least the past five years of the director nominees named above are as follows:

      George B. Rathmann, Ph.D. has served as Chairman and a director since February 2000. Dr. Rathmann served as our Chief Executive Officer from May 2000 to March 2001, and also served as our President from May 2000 to January 2001. Prior to joining us, Dr. Rathmann was a founder of ICOS Corporation, a publicly held biopharmaceutical company, in 1990 and served as its Chairman until January 2000. While at ICOS, he also served as Chief Executive Officer and President from September 1991 until June 1999. In 1980, he co-founded Amgen, Inc., a publicly-held biotechnology company. He was a director of Amgen until 1993 and at various times also served as its Chairman of the Board, President and Chief Executive Officer. Dr. Rathmann was also associated with Abbott Laboratories, Inc., a healthcare products manufacturer, where from 1975 to 1977 he was Director of Research and Development and from 1977 to 1980 he was Divisional Vice President. Dr. Rathmann received his Ph.D. in physical chemistry from Princeton University.

      Thomas N. McCarter, III has served as a director since October 1996. Mr. McCarter currently serves as Chairman of the Ramapo Land Company, a real estate company, and is a general partner of Miles Timber Properties, a land company, positions he has held for more than five years. Mr. McCarter was a former Chairman of Stillrock Management, Inc., an investment company, was a director of Parock Group, a diversified investment company, and is currently a director of other closely held companies. Mr. McCarter attended Princeton University from 1948 to 1951 and has been a certified investment counselor since 1972.

      Mary K. Pendergast has served as a director since May 2002. Ms. Pendergast has been Executive Vice President, Government Affairs of Elan Corporation since January 1998. Ms. Pendergast was Deputy Commissioner/Senior Advisor to the Food and Drug Administration, Department of Health and Human Services from November 1990 to January 1998. Ms. Pendergast received her L.L.M. from Yale Law School in 1977, her J.D. from the University of Iowa College of Law in 1976 and her B.A. from Northwestern University in 1972.

Directors continuing in office until the Annual Meeting of Stockholders in 2003.

      Ted W. Love, M.D. has served as our President since January 2001, our Chief Executive Officer since March 2001, and as a director since February 2001. Dr. Love served as our President and Chief Operating Officer from January 2001 until March 2001. Prior to joining us, Dr. Love served as Senior Vice President of Development at Advanced Medicine, Inc. Dr. Love served as a Research Physician and Vice President of Product Development at Genentech from 1992 to 1998. Dr. Love holds a B.A. in Molecular Biology from Haverford College and a M.D. from Yale Medical School.

      Robert D. Weist has served as a director since May 1993 and as Vice Chairman since February 2000. Mr. Weist served as Chairman from March 1994 until February 2000 and as President from May 1993 until March 1994. Mr. Weist has been President of Weist Associates, a management consulting firm, since April 1992. Prior to joining us, from January 1986 to April 1992, Mr. Weist was a consultant to Amgen, Inc., a publicly-held biotechnology company, and served as Senior Vice President, Administration, General Counsel and Secretary, and from May 1982 to January 1986, he served as Amgen’s Vice President, General Counsel and Secretary. Mr. Weist also serves as a director of BioSource International Inc., a biological products supplier. Mr. Weist holds a B.S. in chemical engineering from Purdue University, a J.D. from New York University and an M.B.A. from the University of Chicago.

Directors continuing in office until the Annual Meeting of Stockholders in 2004.

      Raymond F. Baddour, Sc.D. has served as a director since December 1993. Since July 1989, Dr. Baddour has served as the Lammot du Pont Professor of Chemical Engineering, Emeritus, at the Massachusetts Institute of Technology where he formerly served as the Lammot du Pont Professor of Chemical Engineering from 1973 to 1989. Dr. Baddour also serves as a director of ActivBiotics, Inc., a pharmaceutical company, Scully Signal Co., an equipment manufacturing company, and MatTek Corporation, a bio-materials company. He was a director of Amgen from 1980 to 1997. Dr. Baddour holds a B.S. in chemical engineering from Notre Dame University and an M.S. and Sc.D. from the Massachusetts Institute of Technology.

      Ernst Schweizer, Ph.D. has served as a director since March 1999. Since January 2002, Dr. Schweizer has been Head of Business Development and a director of Genmab A/S, a company also focused on the development of antibodies. In addition, he is a director of Speedel Holding and of the Biopharma Fund. In January 1999, Dr. Schweizer joined Medarex, Inc., a biopharmaceutical company focused on the development of antibodies, as President of Medarex Europe and Managing Director of Medarex, Inc., positions he held until the end of 2001. Formerly, Dr. Schweizer served as the Deputy Head of Business Development and Licensing at Novartis, a pharmaceutical company, and was the Chief Scientific and Technical Officer in Business Development and Licensing at CIBA-Geigy, before its consolidation into Novartis in 1997, during a 37 year tenure with these companies. Dr. Schweizer received his Ph.D. from the University of Stuttgart and holds numerous patents.

      Richard B. Brewer has served as a director since May 2002. Since September 1998, Mr. Brewer has served as President, Chief Executive Officer and Director for Scios, Inc., a publicly held biopharmaceutical company. From February 1996 to June 1998, Mr. Brewer served as the Executive Vice President of Operations and then as Chief Operating Officer of Heartport, Inc., a publicly held medical device company. From 1984 to 1995, Mr. Brewer served in various capacities for Genentech Europe Ltd., Genentech Canada, Inc. and Genentech, Inc., most recently as Senior Vice President, U.S. Sales and Marketing. Mr. Brewer received a B.S. from Virginia Polytechnic Institute and an M.B.A. from Northwestern University.

Director Compensation

      During 2001, we paid all non-employee directors a fee of $6,250 for each Board meeting attended in person or by telephone, subject to an overall cap of $25,000 per year. Each non-employee director earned $25,000 in 2001. During 2001, all non-employee directors also received fees of $1,000 for each Committee meeting attended in person. Also, all Committee chairpersons received fees of $6,000 per annum. Committee fees were not subject to the $25,000 cap. Our directors who are also employees do not receive any director or committee fees. All directors are reimbursed for reasonable expenses incurred in attending Board and committee meetings.

      We grant options to purchase shares of our common stock to our directors under our Directors Plan. Under the Directors Plan, each non-employee director receives an initial grant of options when they join our Board, and annual grants thereafter on the day of each annual meeting of stockholders. The initial grant, and each annual grant, gives each non-employee director the right to purchase up to 10,000 shares of our common stock. At each grant, the number of shares is determined by the lesser of (i) the number determined by dividing $200,000 by the fair market value of our common stock on the date of grant or (ii) 10,000 shares. A non-employee director’s initial award vests as to one-half of the underlying shares on the date of grant, and one-half of the remaining portion of the award vests on the dates of the next two annual stockholders’ meetings. If a new non-employee director has not been a director for a year at the time of his or her first subsequent grant, then it becomes exercisable on the first anniversary of the date he or she joined our Board. All other subsequent option grants are exercisable in full on the date of grant. In the event of a change of control (as defined on page 26), all of the options granted under our Directors Plan shall become immediately exercisable.

      Accordingly, Mr. Weist, Dr. Baddour, Dr. Schweizer, Mr. Brewer and, if elected to our Board of Directors at the stockholders’ meeting, Mr. McCarter and Ms. Pendergast, will each receive options to purchase up to 10,000 shares of our common stock immediately following this year’s meeting.

Committees of the Board of Directors

      Our Board of Directors has three standing committees, the compensation committee, the audit committee and the nominating committee.

Compensation Committee

      In April 1994, our Board established a compensation committee. The compensation committee reviews, and makes recommendations to our Board regarding, our compensation policies, practices and procedures designed to contribute to our success. The compensation committee administers the 1995 Stock Option Plan, the Directors Plan and the Scientific Advisory Board/Consultants Stock Option Plan. No member of the compensation committee was at any time during the past three fiscal years an officer or employee of ours or any of our subsidiaries. Dr. Baddour, as the Chairperson, and Mr. Weist presently serve on the compensation committee, which met two times during 2001, and each member attended both meetings.

Audit Committee

      In March 1997, our Board established an audit committee. The audit committee reviews our annual audit and meets with our independent auditors to review our internal controls and financial management practices. Our Board has adopted a written charter for the audit committee. Mr. McCarter, as the Chairperson, Dr. Baddour and Mr. Weist presently serve on the audit committee, which met four times during 2001. Mr. Weist joined the Audit Committee in August 2001 as a replacement for one of our prior directors, Ms. Greta Marshall, who died in May 2001. Mr. McCarter and Mr. Baddour attended all four meetings; Ms. Marshall attended two of the meetings and Mr. Weist attended one of the meetings. All three committee members are “independent” directors, as determined in accordance with Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. Please see the report of our audit committee beginning on page 31 of this proxy statement.

Nominating Committee

      In October 1996, we established a nominating committee. The nominating committee considers and recommends individuals for Board membership and senior management positions. The nominating committee will consider stockholders’ nominations for directors only if notice is timely received by the Secretary of the company. To be timely, notice must be received not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting, unless the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, in which case notice must be received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Dr. Rathmann and Mr. Weist presently serve on the nominating committee, which met twice during 2001, and each member attended both meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and officers and persons who beneficially own more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities of ours. Officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file.

      Based solely on review of the copies of such reports furnished to us and written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were met.

      Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our stock entitled to vote, present in person or represented by proxy.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE DIRECTORS
NOMINATED IN THIS PROPOSAL NO. 1.

PROPOSAL NO. 2:

APPROVAL OF THE HYSEQ, INC.

2002 EQUITY INCENTIVE PLAN

Description of Plan and Vote Required

      On March 14, 2002 the compensation committee of the Board of Directors recommended that the Board of Directors adopt the Hyseq, Inc. 2002 Equity Incentive Plan (the “2002 Plan”). On March 14, 2002, the Board of Directors adopted the 2002 Plan and directed that the 2002 Plan be submitted to the shareholders for approval. The number of shares of our common stock reserved for issuance under the 2002 Plan is 1,500,000. We may continue to make awards under the Hyseq, Inc. Non-Employee Director Stock Option Plan, as amended. We do not currently plan to make any additional awards under the Hyseq, Inc. 1995 Stock Option Plan, as amended, and the Hyseq, Inc. Scientific Advisory Board Option Plan.

      The purposes of the 2002 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees and consultants and to promote the success of our business.

      Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our stock entitled to vote, present in person or represented by proxy.

Summary Description of the 2002 Plan

      The following summary of the 2002 Plan is qualified in its entirety by reference to the text of the 2002 Plan, which is attached as Appendix A. The 2002 Plan will be administered by the compensation committee of the Board of Directors. Eligibility requirements for the members of the compensation committee shall comply with the provisions of Rule 16b-3 promulgated pursuant to the 1934 Act or any successor rule or regulation. The compensation committee has full and final authority, in its discretion, to select the employees and consultants who will be granted stock options or restricted stock awards under the 2002 Plan and will determine the number of shares subject to each option or restricted stock award, the duration of each option or restricted stock award and the terms and conditions of each option or restricted stock award granted.

      The 2002 Plan provides that the compensation committee may, but need not, delegate from time to time to a committee consisting of one or more members of the Board of Directors some or all of the compensation committee’s authority to grant awards under the 2002 Plan to eligible recipients; provided that each such recipient must be an individual other than an “officer,” “director” or “beneficial owner of more than ten percent of any class of any equity security” within the meaning of each such term as it is used under Section 16(b) of the Exchange Act. Any delegation of authority will be subject to the restrictions and limits that the compensation committee specifies at the time of the delegation of authority and may be rescinded at any time by the compensation committee.

      The major provisions of the 2002 Plan are as follows:

      Eligibility. The compensation committee is authorized to grant stock options or make restricted stock awards to any employee (including any officer or employee director) or consultant of the Company or any parent or subsidiary of the Company. The 2002 Plan authorizes the grant to our employees of incentive stock options and restricted stock awards and to our employees and consultants of non-qualified stock options and restricted stock awards. Incentive stock options are intended to be “incentive stock options,” as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). No person is entitled to participate in the 2002 Plan as a matter of right. Only those employees and consultants who are selected to receive grants by the compensation committee may participate in the 2002 Plan.

      Award Limits. The 2002 Plan provides that no individual may be granted options or restricted stock awards to purchase more than 1,000,000 shares of common stock in any calendar year. In addition, the 2002 Plan provides that the aggregate fair market value (determined at the time of grant) of shares with respect to which an incentive stock option is first exercisable during any calendar year may not exceed $100,000.

      Terms and Vesting of Options. The compensation committee determines:

•	the number of shares subject to option grants to employees and consultants;

•	whether the option grants are “incentive stock options” or “non- qualified stock options;” and

•	the terms and conditions of the option grants.

      The compensation committee may not grant an incentive stock option under the 2002 Plan to any person who owns more than 10% of the total combined voting power of all classes of our stock (a “10% Owner”) unless the stock option conforms to the applicable provisions of Section 422 of the Code.

      Each option will be evidenced by a written agreement. The term of an option is set by the compensation committee. In the case of an incentive stock option, the term of the option may not be longer than 10 years from the date the incentive stock option is granted, or if granted to a 10% Owner, five years from the date of the grant.

      Exercise Price. The exercise price for the shares of common stock subject to each option will be specified in each option agreement. The compensation committee sets the exercise price at the time the option is granted. In certain instances, the exercise price is also subject to additional rules as follows:

•	In the case of options intended to qualify as performance-based compensation, or as incentive stock options, the exercise price may not be less than the fair market value for the shares of common stock subject to such option on the date the option is granted.

•	In the case of incentive stock options granted to a 10% Owner, the exercise price may not be less than 110% of the fair market value of the shares of common stock subject to such option on the date the option is granted.

      For purposes of the 2002 Plan, the fair market value of a share of our common stock as of a given date will be the closing sales price of our common stock (or the closing bid, if no sales were reported) on the most recent trading day as reported in The Wall Street Journal or such other source as the compensation committee deems reliable.

      Exercisability. The compensation committee determines when options become exercisable, including any restrictions or limitations such as those based on continued employment. An option is exercisable when it “vests.” Each option agreement will contain the period during which the right to exercise the option in whole or in part vests in the optionee. Unless the compensation committee provides otherwise, no option will be exercisable by any optionee who is then subject to Section 16 of the Exchange Act within the period ending six months and one day after the option is granted. At any time after the grant of an option, the compensation committee may accelerate the period during which an option vests. No portion of an option which is unexercisable at an optionee’s termination of employment or termination of consulting relationship will subsequently become exercisable, except as may be otherwise provided by the compensation committee either in the agreement relating to the stock option or by action following the grant of the option.

      An option may be exercised by delivering to the Secretary of the Company a written or electronic notice of exercise on a form provided by us, together with full cash payment for the shares in the form of cash or a check payable to us in the amount of the aggregate option exercise price. However, the compensation committee may, in its discretion:

•	allow payment through the delivery of shares of common stock already owned by the optionee;

•	subject to certain timing requirements, allow payment through the surrender of shares of common stock which would otherwise be issuable on exercise of the option;

•	allow payment through the delivery of property of any kind which constitutes good and valuable consideration;

•	allow payment by use of a full recourse loan from us;

•	allow payment through the delivery of a notice that the optionee has placed a market sell order with a broker with respect to shares of common stock then issuable on exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price; or

•	allow payment through any combination of the foregoing.

      In the case of a loan from us, the compensation committee may prescribe the form of the loan and the security to be given for the loan.

      Restricted Stock Awards. The compensation committee may issue restricted stock awards to our employees and consultants either alone, in addition to or in tandem with the issuance of options under the 2002 Plan. The compensation committee determines:

•	the number of shares of restricted stock to be issued to employees and consultants;

•	the price per share for the restricted stock to be issued to an employee or consultant pursuant to a stock purchase right;

•	the time period within which an employee or consultant to whom a restricted stock award has been issued must accept such offer; and

•	the terms and conditions of the restricted stock.

      Restricted stock issued pursuant to the exercise of a restricted stock award will be evidenced by a written restricted stock purchase agreement. The restricted stock purchase agreement will contain such restrictions as the compensation committee provides, including restrictions concerning voting rights, transferability and restrictions based on duration of employment and the satisfaction of performance thresholds. We may typically repurchase from the holder of restricted stock the restricted stock immediately upon the termination of employment or consultancy for any reason (including death or disability) for an amount equal to the price paid for the restricted stock.

      Adjustment Upon Changes in Capitalization or Merger. In the event of a change in our capitalization or merger, the compensation committee will appropriately adjust:

•	the aggregate number of shares of common stock subject to the 2002 Plan;

•	the number of shares of common stock subject to outstanding options and restricted stock awards; and

•	the price per share of outstanding options and stock purchase rights, if there is any stock dividend, stock split, recapitalization, or other subdivision, combination or reclassification of shares of common stock.

      The compensation committee may also provide for the acceleration, cash-out, assumption or substitution of common stock subject to outstanding options and restricted stock awards in the event of certain changes in the capitalization of the Company or certain corporate transactions.

      In addition, in the event of an “acquisition,” the vesting of all options and restricted stock awards outstanding under the 2002 Plan will be accelerated and such awards will be fully exercisable. For purposes of the 2002 Plan, the term “acquisition” means:

•	the acquisition by any entity, person, or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of more than 50% of the outstanding capital stock of the Company entitled to vote for the election of directors (“Voting Stock”);

•	the effective time of (1) a merger or consolidation of the Company with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger hold less than 50% of the Voting Stock of the surviving or resulting corporation, or (2) a transfer of substantially all of the property or assets of the Company other than to an entity of which the Company owns at least 50% of the Voting Stock; or

•	the election to the Board, without the recommendation or approval of the incumbent Board of Directors, of directors constituting a majority of the number of directors of the Company then in office.

      Transferability. An optionee cannot assign or transfer any option or stock purchase right granted under the 2002 Plan, except by will, the laws of descent and distribution or, in the case of non-qualified stock options or restricted stock, pursuant to a qualified domestic relations order. Each option may be exercised, during the lifetime of the optionee, only by such optionee or a permitted transferee.

      No Repricing. The 2002 Plan does not permit the reduction of the exercise price of awards granted under the 2002 Plan.

      Amendment and Termination of the 2002 Plan. The Board of Directors may not, without prior stockholder approval:

•	amend the 2002 Plan so as to increase the number of shares of stock that may be issued under the 2002 Plan; or

•	extend the term of the 2002 Plan.

      If not terminated earlier, the 2002 Plan will terminate on March 14, 2012. The Board of Directors may terminate the 2002 Plan at any time with respect to any shares not then subject to an option under the 2002 Plan. Except as indicated above, the Board of Directors may also modify the 2002 Plan from time to time.

Tax Information

      The following is a general summary under current law of the material federal income tax consequences to us and participants in the 2002 Plan with respect to the grant and exercise of options under the 2002 Plan. The summary does not discuss all aspects of income taxation that may be relevant to an optionee in light of his or her personal investment circumstances. This summarized tax information is not tax advice. We advise all optionees to consult their own tax advisor as to the specific tax consequences of participating in the 2002 Plan.

      Non-Qualified Stock Options. For federal income tax purposes, if an optionee is granted non-qualified stock options under the 2002 Plan, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of non-qualified stock options an optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the date of exercise. An optionee’s basis for the stock for purposes of determining the gain or loss on subsequent disposition of such shares will generally be the fair market value of the common stock on the date the optionee exercises the option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

      Incentive Stock Options. There is no taxable income to an optionee when he or she is granted an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by an optionee on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within (1) two years after the date of grant of the option or (2) one year of the date the shares were transferred to the optionee. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent the optionee must recognize ordinary income. An incentive stock option exercised more than three months after an optionee retires, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the optionee will be deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

      Restricted Stock Awards. Generally, on the purchase of restricted stock, an optionee will not have taxable income, nor will we be entitled to a deduction, unless the optionee makes a valid election under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the optionee generally will recognize ordinary income, and we will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price for the restricted stock. If the optionee makes a valid election under Section 83(b) with respect to restricted stock, the optionee generally will recognize ordinary income at the date of issuance of the restricted stock in an amount equal to the difference, if any, between the fair market value of the shares at that date over the purchase price for the restricted stock, and we will be entitled to a deduction for the same amount.

      Section 162(m) of the Code. In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1.0 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any taxable year of the corporation. However, under Section 162(m), the deduction limit does not apply to certain “performance-based” compensation. Stock options will satisfy the “performance-based” exception if (1) the awards are made by a qualifying compensation committee, (2) the plan sets the maximum number of shares that can be granted to any person within a specified period and (3) the compensation is based solely on an increase in the stock price after the grant date. The 2002 Plan has been designed to permit the compensation committee to grant awards which will qualify as “performance-based compensation.”

      Other Tax Consequences. We recommend that optionees consult their personal tax advisors with respect to the federal, foreign (if applicable), state and local tax aspects of option grants, option exercises and any subsequent dispositions of common stock acquired under the 2002 Plan.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE APPROVAL OF THE ADOPTION
OF THE HYSEQ, INC. 2002 EQUITY INCENTIVE PLAN
AS SET FORTH IN THIS PROPOSAL NO. 2.

PROPOSAL NO. 3

RATIFICATION OF THE SALE AND ISSUANCE TO

GEORGE B. RATHMANN AND FRANCES JOY RATHMANN, CO-TRUSTEES,
TED W. LOVE, PETER S. GARCIA,
WILLIAM BENNETT AND ROBERT D. WEIST OF 644,298
SHARES OF OUR COMMON STOCK AND
WARRANTS TO PURCHASE 322,149 SHARES OF OUR
COMMON STOCK, INCLUDING ISSUANCE OF OUR COMMON STOCK
UPON EXERCISE OF THE WARRANTS

      To raise additional capital to fund our operations, on August 28, 2001, we completed a private placement of an aggregate of 3,040,733 shares of newly issued common stock at $7.00 per share and issued warrants to purchase an aggregate of 1,520,369 shares of common stock at $10.50 per share, subject to adjustment to $7.95 per share as described below. On August 28, 2001 the closing sales price of our common stock was $7.57 per share, with an intra-day high of $7.70 per share and a low of $7.44 per share. We received gross proceeds of $21,285,131 in the private placement. The proceeds were used to meet working capital needs, including funding our research and development efforts, and to fund improvements in our leased facilities. The securities were sold to certain institutional and individual accredited investors pursuant to Section 4(2) under the Securities Act of 1933, as amended. Resale of the common stock issued and sold and underlying the warrants are covered by a registration statement on Form S-3 filed with the Securities and Exchange Commission on September 21, 2001. The 3,040,733 shares issued in the private placement and the 1,520,369 shares issuable upon exercise of the warrants represents 18.6% of the outstanding shares of our common stock as of May 31, 2002, determined in accordance with Rule 13d-3 under the Exchange Act.

      In addition to 11 other investors who purchased an aggregate of 2,396,435 shares of common stock and warrants to acquire 1,198,219 shares of common stock in the offering, the following individuals, purchased and were issued the following:

•	George B. Rathmann, Chairman of our Board of Directors, and Frances Joy Rathmann, Co-Trustees of The Rathmann Family 1989 Revocable Trust U/A dated 08/04/89 purchased 571,428 shares of our common stock and were issued a warrant for the purchase of 285,714 shares of our common stock;

•	Ted W. Love, our President and Chief Executive Officer and a director, purchased 14,290 shares of our common stock and was issued a warrant for the purchase of 7,145 shares of our common stock;

•	Peter S. Garcia, our Senior Vice President and Chief Financial Officer, purchased 14,290 shares of our common stock and was issued a warrant for the purchase of 7,145 shares of our common stock;

•	William F. Bennett, our Senior Vice President of Research and Development, purchased 14,290 shares of our common stock and was issued a warrant for the purchase of 7,145 shares of our common stock; and

•	Robert D. Weist, one of our directors and Trustee of the Weist Family Trust, purchased 30,000 shares of our common stock and was issued a warrant for the purchase of 15,000 shares of our common stock.

      If this stockholder proposal is approved, Dr. Rathmann will beneficially own an additional 857,142 shares of our common stock (including 285,714 shares issuable upon exercise of warrants), or an additional 3.7% of the shares of our common stock outstanding as of May 31, 2002, and our directors and executive officers as a group will beneficially own an additional 966,447 shares of our common stock (including 322,149 shares issuable upon exercise of warrants), or an additional 4.2% of the shares of common stock outstanding as of May 31, 2002. Accordingly, existing stockholders (other than our directors and executive officers) will experience a dilution of their investment in our company if this stockholder proposal is approved because their percentage ownership of our outstanding shares will decrease from 87.0% to 83.5% (based upon the number of shares outstanding as of May 31, 2002, excluding shares issuable upon exercise of outstanding options or warrants and shares issuable pursuant to other stockholder proposals contained in this proxy statement). For purposes of the foregoing, beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. The foregoing sales will render it easier for our officers and directors to obtain the requisite number of votes for passage of actions that are put to stockholder vote in the future and may give them sufficient control to ensure passage of such actions.

      Based on then current market conditions and our then current financial condition, our Board of Directors determined that the private placement of common stock provided us with the most certainty that we could obtain the capital we desired to raise at that time. We believe that our ability to raise the amount of capital we desired to raise at that time in a timely manner was significantly enhanced by the investments made by Dr. Rathmann, Dr. Love, Mr. Garcia, Dr. Bennett and Mr. Weist.

Preemption Rights

      Under the terms of the private placement, we agreed not to offer, sell, grant or dispose of, or announce any offer, sale, grant or other disposition of, any of our securities convertible into common stock until six months after the date on which the registration statement covering the resale of our common stock and warrants for purchase of common stock is declared effective unless we provide written notice to each investor describing the terms, amount of proceeds, parties and effect of the proposed placement and no investor has timely notified us of its willingness to provide financing to us on the same terms. If any investor shall fail to notify us of its willingness to participate in a subsequent placement, we may effect a subsequent placement on the terms and with the parties set forth in our notice and to those investors that have elected to participate in the subsequent placement. If the subsequent placement is not consummated within 30 days of our notice, we must provide another notice of the placement to the investor who will again have the right of first refusal. If all the investors indicate a willingness to provide financing in excess of the amount set forth in the notice of the subsequent placement, then each investor will be entitled to provide financing up to an amount equal to such investor’s pro rata portion of the aggregate purchase price paid for our common stock issued under this private placement transaction, but we shall not be required to accept financing from the investors in an amount in excess of the amount set forth in the notice.

Description of Warrants

      We issued to the investors warrants to purchase an aggregate of 1,520,369 shares of common stock. The following is a summary of the principal terms of the warrants that were issued together with shares of common stock under the private placement. The following summary is qualified in its entirety by reference to the form of warrant, which is attached as Appendix B to this proxy statement and is considered a part of this document.

      Term. The warrants are exercisable for common stock at any time and from time to time from the date of issuance until and including August 28, 2006.

      Exercise Price. The warrants initially had an exercise price of $10.50 per share, which has since been adjusted downwards to $7.95 per share pursuant to the terms of the warrants. The adjustment was required because in April of this year we completed another private placement of common stock, as described under “Subsequent Offering” below, at a price per share that was less than the closing sales price of our common stock on August 28, 2001. The exercise price is also subject to adjustment (and the number of shares issuable upon exercise of the warrant is subject to a corresponding adjustment) in the event of any dividend, stock split, reclassification or consolidation of or on our common stock or any distribution of evidence of indebtedness, any security other than common stock, any rights or warrants to subscribe for or purchase any security or any other asset.

      Change of Control. If any merger or consolidation, sale of substantially all of our assets, tender or exchange offer, or reclassification of our common stock results in a change of control, then at the request of the warrantholder delivered before the 90th day after the event, we will purchase the warrant from the holder for a purchase price equal to the Black Scholes value of the remaining unexercised portion of the warrant on the date of the request.

      Method of Exercise. The warrants may be exercised by delivering to us a form of election to purchase and a warrant shares exercise log, properly completed and executed, together with payment of the exercise price. Payment of the exercise price by a holder may be made in the form of immediately available funds or, to effect a “cashless exercise,” by the surrender of unexercised warrants, together with a written notice of election to effect such a cashless exercise. Upon delivery of the required documents and payment of the exercise price, we will deliver or cause to be delivered, to or upon the written order of such holder, stock certificates representing the number of shares of common stock to which such holder is entitled pursuant to such exercise. If less than all of the warrants evidenced by a warrant are to be exercised, a new warrant will be issued for the remaining number of warrants. After August 28, 2003, the warrants may only be exercised on a cashless exercise basis.

      Limitation on Exercise. The number of shares of common stock that may be acquired by each investor upon any exercise of the warrant is limited to the extent necessary to insure that, following such exercise, the total number of shares of common stock then beneficially owned by such investor and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the investor’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of our outstanding shares of common stock. The warrants contain a similar prohibition on exercise if beneficial ownership would exceed 9.999%. We do not interpret the limitations on exercise of the warrants to mean that our officers and directors who beneficially owned greater than either 4.999% or 9.999% of our outstanding shares before they participated in the private placement will be unable to exercise their warrants until they decrease their holdings. Both limitations are subject to the right of the investor exercising the warrant to waive the limitation (as to itself only) upon not less than 61 days prior notice to us.

Requirement of Stockholder Approval

      We are seeking stockholder approval to ratify the sale and issuance in the private placement of 644,298 shares of our common stock and warrants to purchase 322,149 shares of our common stock, including issuance of our common stock upon exercise of the warrants, to Dr. Rathmann, Dr. Love, Mr. Garcia, Dr. Bennett and Mr. Weist. Stockholder ratification for the issuances to our officers and directors is required pursuant to Rule 4350(i)(1)(A) of the Nasdaq Stock Market. However, stockholder ratification is not required for issuances to other investors in the private placement. If we do not obtain stockholder ratification, our officers and directors will not be permitted to retain ownership of the shares and we will have to repurchase the shares or seek some other acceptable resolution with the staff of the Nasdaq Stock Market in order to divest our officers and directors of their ownership. The 2,396,435 shares of common stock and warrants to acquire 1,198,219 shares of common stock issued to investors not affiliated with us in the offering will remain outstanding regardless of whether stockholders ratify the issuance and sale of our common stock and warrants to some of our officers and directors.

Subsequent Offering

      On April 5, 2002 we completed another private placement in which we sold 3,575,691 shares of our common stock at $4.20 per share, and issued warrants to purchase 893,927 shares of our common stock at $5.67 per share. The warrants are not exercisable until October 2002 and expire on April 5, 2007. The exercise price of the warrants is subject to weighted average priced based anti-dilution adjustments in the event of future issuances below the closing sales price of the common stock on April 5, 2002, or $4.09 per share, subject to exceptions that are identical to the exceptions set forth in Section 9(d)(iii) of the warrant attached as Appendix B to this proxy statement (which includes issuances to company employees, officers, directors and consultants, pursuant to strategic transactions, to Dr. Rathmann for additional financing, and pursuant to a public offering not at a discount to market for net proceeds in excess of $40 million). The exercise price of the warrants and the number of shares issuable upon exercise have customary adjustment provisions in the event of pro-rata issuances, which provisions are similar to those set forth in Section 9 of the warrant attached as Appendix B. None of our officers or directors purchased any securities in the April private placement. We are not seeking stockholder approval or ratification for the April private placement in this proxy statement.

      Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our stock entitled to vote, present in person or represented by proxy.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE RATIFICATION OF THE ISSUANCE
OF OUR COMMON STOCK AND WARRANTS TO PURCHASE
OUR COMMON STOCK IN THE PRIVATE PLACEMENT
AS SET FORTH IN THIS PROPOSAL NO. 3.

PROPOSAL NO. 4

APPROVAL OF THE GRANT IN AUGUST 2001 OF AN OPTION

TO OUR CHAIRMAN, DR. GEORGE B. RATHMANN,
FOR 1,000,000 SHARES OF OUR COMMON STOCK,
INCLUDING THE ISSUANCE OF OUR COMMON STOCK
UPON EXERCISE OF THE OPTION

      Dr. Rathmann has made important contributions to us as Chief Executive Officer from May 2000 to March 2001, as President from May 2000 to January 2001, and as Chairman of the Board, a position in which he maintains a very important active role with us. He did not and does not receive cash compensation for his service to us. While Dr. Rathmann did not wish to receive cash compensation, our Board of Directors determined that Dr. Rathmann should receive appropriate non-cash compensation for his personal commitment as Chairman of the Board. As a result, on August 21, 2001, our Board of Directors, subject to stockholder approval, granted Dr. Rathmann an option to purchase 1,000,000 shares of our common stock with an exercise price equal to the then-current market price of $8.635 per share.

      Subject to stockholder approval, the option vests and becomes exercisable over four years at a rate of one-fourth upon the one year anniversary of the date of grant and  1/48th of the total number of shares upon each monthly anniversary thereafter. In the event of a change in control of our company, the option shall become immediately exercisable. The option shall expire ten years from the date of grant. The exercise price may be paid in cash, shares of our common stock or any combination thereof. The exercise price and the number and kind of shares issuable upon exercise of the option is subject to adjustment in the event of any reorganization or merger in which we are the surviving entity, or any combination, recapitalization, reclassification, stock split, stock dividend, or stock consolidation. Upon the termination of Dr. Rathmann’s directorship with us for any reason or no reason, except as a result of Dr. Rathmann’s death or disability, the unvested portion of the option shall be forfeited, and the vested unexercised portion of the option shall be exercisable for a period of thirty days following termination or the expiration of the term of the option if earlier. The option shall be exercisable only by Dr. Rathmann or his legal representative, and in the event of his death only by his beneficiary. The option shall not otherwise be transferable by Dr. Rathmann or by operation of law, and any attempted transfer or other disposition of the option shall be void and shall result in the cancellation of the option. Our Board of Directors has the right to amend or terminate the provisions of the option in any manner it may deem necessary or advisable to carry out the purpose of the grant as the result of, or to comply with, any change in applicable regulations, interpretation or statutory enactment.

      We are seeking stockholder approval for grant of the option because under the terms of the option, the option will not vest or become exercisable until stockholder approval has been obtained. Under Rule 4350(i)(1)(B) of the Nasdaq Stock Market, stockholder approval of issuances of securities is required when the issuance may result in a change of control of the issuer. Officials of the Nasdaq Stock Market, National Listing Qualifications, have informed us that they start to consider whether a change of control may occur for purposes of the rule when the issuance will result in beneficial ownership of in excess of 20% of the outstanding shares of an issuer’s common stock. Given Dr. Rathmann’s level of beneficial ownership at the time the option was granted, it was considered prudent to condition vesting and exercise of the option upon obtaining stockholder approval. If we do not obtain stockholder approval, the option will not vest or become exercisable.

      If this stockholder proposal is approved, when the option has fully vested Dr. Rathmann will beneficially own (determined in accordance with Rule 13d-3 under the Exchange Act) an additional 1,000,000 shares of our common stock, or an additional 4.2% of the outstanding shares of our common stock as of May 31, 2002. Accordingly, existing stockholders (other than Dr. Rathmann) will experience a dilution of their investment in our company if this stockholder proposal is approved because their percentage ownership of our outstanding shares will decrease from 88.0% to 84.3% (based upon the number of shares outstanding as of May 31, 2002, excluding shares issuable upon exercise of outstanding options or warrants and shares issuable pursuant to other stockholder proposals contained in this proxy statement). If Dr. Rathmann exercises this option, his purchase of shares upon exercise will render it easier for our officers and directors to obtain the requisite number of votes for passage of actions that are put to stockholder vote in the future and may give them sufficient control to ensure passage of such actions.

      Currently, we grant to Dr. Rathmann fully vested options to purchase 3,000 shares of our common stock at the end of each month during which Dr. Rathmann is our Chairman at the then-current market price of our common stock. On February 1, 2000, we granted Dr. Rathmann an option to purchase 1,000,000 shares of our common stock at an exercise price equal to the then-current market price on the day before the date of grant of $31.688 per share, which option has now vested and become exercisable.

      The above summary of the August 2001 stock option grant is qualified in its entirety by reference to the form of stock option agreement, which is attached as Appendix C to this proxy statement and is considered a part of this document.

      Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our stock entitled to vote, present in person or represented by proxy. If stockholders do not approve the grant of the option to Dr. Rathmann as described above, we may not be able to retain the services of Dr. Rathmann. The departure of Dr. Rathmann could be disruptive to our operations, it would be difficult and time consuming for us to replace him, and we would be unlikely to find another person of comparable talents, knowledge and experience.

THE BOARD OF DIRECTORS RECOMMENDS

VOTING FOR THE APPROVAL OF THE GRANT
IN AUGUST 2001 OF THE STOCK OPTION TO DR. RATHMANN
AND THE ISSUANCE OF COMMON STOCK
ISSUABLE UPON EXERCISE OF THE OPTION AS SET FORTH
IN THIS PROPOSAL NO. 4.

PROPOSAL NO. 5:

APPROVAL OF ISSUANCE OF SHARES OF OUR COMMON

STOCK, OTHER EQUITY SECURITIES OR BOTH TO OUR
CHAIRMAN DR. GEORGE B. RATHMANN, IN REPAYMENT
OF AMOUNTS OWING, FROM TIME TO TIME, UNDER
HIS $20.0 MILLION LINE OF CREDIT TO US

      On August 6, 2001, we received a commitment from Dr. George B. Rathmann, our Chairman, to provide a line of credit to us of up to $20.0 million in aggregate principal amount, available for draw down through July 24, 2003. The line of credit agreement was amended and restated as of April 3, 2002, and this description refers to the agreement as so amended and restated. Amounts outstanding under the line of credit are to bear interest at prime plus 1% and are payable in 48 equal monthly installments beginning upon the expiration date of the line of credit of August 5, 2003. The promissory note issued pursuant to the line of credit is convertible by mutual agreement by us and Dr. Rathmann into either (a) that number of shares of our common stock as shall equal the quotient obtained by dividing the aggregate principal and interest then outstanding under the note (i) by the average closing price of our common stock on the Nasdaq National Market as reported in The Wall Street Journal for the twenty trading days ending on the second trading day immediately prior to the day of such conversion, or (ii) in connection with an offering of our equity securities, by the per share price of the common stock at which such equity securities shall be offered for sale by us or (b) if within one month of the closing of any equity financing by us for aggregate gross proceeds in excess of $10,000,000, the same equity securities issued by us in the financing, at the same purchase price, with the same exercise price, if any, at the same discount, if any, and otherwise on substantially the same terms and conditions.

      In February 2002, we drew down $4.0 million of the $20.0 million line of credit. As of May 31, 2002, this amount, together with accrued and unpaid interest in the amount of $64,847.23, remains outstanding. By way of illustration, if we had converted this amount into shares of common stock on May 31, 2002, Dr. Rathmann would have received 1,235,515 shares based on the trailing 20-day trading average of $3.29 per share. This would represent approximately 5.1% of the outstanding shares of our common stock, and existing stockholders (other than Dr. Rathmann) would experience a dilution of their investment in our company because their percentage ownership of our outstanding shares would decrease from 88.0% to 83.5% (based upon the number of shares outstanding as of May 31, 2002, excluding shares issuable upon exercise of outstanding options or warrants and shares issuable pursuant to other stockholder proposals contained in this proxy statement). Alternatively, on May 2, when the aggregate amount outstanding under the line of credit was $4,046,958.33, we would have had the ability to convert the outstanding balance into securities that we sold in a private placement on April 5, 2002 (described beginning on page 15 above), on the same terms as the private placement. Had we done so, Dr. Rathmann would have received 963,561 shares of common stock and a warrant to purchase 240,890 shares of common stock, which would represent 5.0% of the outstanding shares of our common stock (determined in accordance with Rule 13d-3 under the Exchange Act). If we drew down and converted into shares of common stock the maximum amount available under the line of credit on May 31, 2002, Dr. Rathmann would have received 6,098,738 shares of common stock based on the trailing 20-day trading average of $3.29 per share. Accordingly, existing stockholders (other than Dr. Rathmann) would experience a dilution of their investment in our company because their percentage ownership of our outstanding shares would decrease from 88.0% to 69.6% (based upon the number of shares outstanding as of May 31, 2002, excluding shares issuable upon exercise of outstanding options or warrants and shares issuable pursuant to other stockholder proposals contained in this proxy statement).

      While as of the date of this proxy statement no common stock or other equity securities have been issued pursuant to the line of credit, shares of common stock, other equity securities or both may be issued pursuant to the line of credit in the future. If we convert amounts outstanding under the line of credit, Dr. Rathmann will increase his beneficial ownership of our common stock, which will render it easier for our officers and directors to obtain the requisite number of votes for passage of actions that are put to stockholder vote in the future and may give them sufficient control to ensure passage of such actions.

      The line of credit which Dr. Rathmann extended to our company is necessary to finance our continuing operations. If we were not able to repay our debt to Dr. Rathmann with shares of our common stock or other equity securities, we may need to borrow money from a third-party source to satisfy our obligation when it comes due. Such funds may not be available to us on favorable terms, or at all. We believe that it is in our best interests and the best interests of our stockholders to approve the issuance of shares of our common stock, other equity securities or both, to Dr. Rathmann in repayment of amounts owing, from time to time, under his $20.0 million line of credit to us.

      Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our stock entitled to vote, present in person or represented by proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE

APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON
STOCK, OTHER EQUITY SECURITIES OR BOTH, TO OUR
CHAIRMAN, DR. GEORGE B. RATHMANN IN REPAYMENT
OF HIS $20.0 MILLION LINE OF CREDIT TO US
AS SET FORTH IN THIS PROPOSAL NO. 5.

PROPOSAL NO. 6:

RATIFICATION OF

SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors has selected KPMG LLP as our independent auditors for the fiscal year ending December 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. KPMG LLP audited our financial statements for the fiscal year ended December 31, 2001. Representatives of KPMG LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Stockholder ratification of the selection of KPMG LLP as the company’s independent auditors is not required by our By-Laws or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.

      The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for 2001, and fees billed for other services rendered by KPMG LLP.

Audit fees, excluding audit related	$319,300
Financial information systems design and implementation	None
All other fees:
Audit related fees(1)	$33,900
Other non-audit services(2)	$55,800

Total all other fees	$89,700

(1)	Audit related fees consisted principally of review of registration statements and issuance of consents, as well as due diligence assistance.

(2)	Other non-audit fees consisted of tax compliance and tax consulting services.

      Our audit committee has considered whether the independent auditor’s provision of non-audit services to our company is compatible with maintaining the auditor’s independence, and concluded that such independence has not been impaired.

      Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our stock entitled to vote, present in person or represented by proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE

RATIFICATION OF THE SELECTION OF
KPMG LLP AS THE COMPANY’S
INDEPENDENT AUDITORS AS SET
FORTH IN THIS PROPOSAL NO 6.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 31, 2002 by: (1) each of our directors; (2) each of our named executive officers (as listed on page 22); (3) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock; and (4) all of our directors and executive officers as a group. As of May 31, 2002, we had 22,994,366 shares of our common stock outstanding.

	Shares Beneficially
	Owned(1)

	Number of
Name and Address of Beneficial Owner(1)	Shares	Percentage

George B. Rathmann(2)	3,839,935	16.0
Robert D. Weist(3)	250,314	1.1
Raymond F. Baddour(4)	59,539	*
Thomas N. McCarter, III(5)	67,219	*
Ernst Schweizer(6)	40,759	*
David M. Rosen(7)	33,247	*
Ted W. Love(8)	242,849	1.1
William F. Bennett(9)	72,681	*
Linda A. Fitzpatrick(10)	37,500	*
Peter S. Garcia(11)	52,188	*
Radoje T. Drmanac(12)	990,209	4.3
Snezana Drmanac(12)	990,209	4.3
Mary K. Pendergast(13)	5,000	*
Richard B. Brewer(13)	5,000	*
All Directors and Executive Officers as a Group (14 persons)	5,696,440	22.9

*	Represents beneficial ownership of less than 1% of our common stock.

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of May 31, 2002, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Excludes shares and warrants issued to certain of our executive officers and directors in connection with the August 2001 private placement for which we require stockholder ratification (please see proposal no. 3). Except as indicated by footnote, and subject to the community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is our address at 670 Almanor Avenue, Sunnyvale, California 94085.

(2)	Represents: (i) 2,755,935 shares of common stock held in trust for the benefit of the Rathmann family, for which Dr. Rathmann and his spouse serve as co-trustees, and (ii) 1,084,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of May 31, 2002. Excludes 1,000,000 shares issuable upon the exercise of options which are not currently exercisable and will not be exercisable within 60 days of May 31, 2002, and shares of our common stock issuable in repayment of Dr. Rathmann’s line of credit to us and which issuance our stockholders are being asked to approve, as described more fully in Proposal No. 5 of this proxy statement.

(3)	Represents: (i) 206,675 shares held in trust for the benefit of the Weist family for which Mr. Weist and his spouse serve as co-trustees, and (ii) 43,639 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of May 31, 2002.

(4)	Represents 59,539 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of May 31, 2002.

(5)	Represents: (i) 19,200 shares of common stock owned by Mr. McCarter, and (ii) 48,019 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of May 31, 2002.

(6)	Represents: (i) 23,040 shares of common stock owned by Dr. Schweizer, and (ii) 17,719 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of May 31, 2002.

(7)	Represents: (i) 5,039 shares of common stock owned by Dr. Rosen, and (ii) 28,208 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of May 31, 2002. Excludes 32,964 shares issuable upon the exercise of options which are not currently exercisable and will not be exercisable within 60 days of May 31, 2002.

(8)	Represents: (i) 5,349 shares of common stock owned by Dr. Love, and (ii) 237,500 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of May 31, 2002. Excludes 337,500 shares issuable upon the exercise of options which are not currently exercisable and will not be exercisable within 60 days of May 31, 2002.

(9)	Represents: (i) 10,181 shares of common stock owned by Dr. Bennett, and (ii) 62,500 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of May 31, 2002. Excludes 187,500 shares issuable upon the exercise of options which are not currently exercisable and will not be exercisable within 60 days of May 31, 2002.

(10)	Represents 37,500 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of May 31, 2002. Excludes 137,500 shares issuable upon the exercise of options which are not currently exercisable and will not be exercisable within 60 days of May 31, 2002.

(11)	Represents: (i) 2,188 shares of common stock owned by Mr. Garcia, and (ii) 50,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of May 31, 2002. Excludes 175,000 shares issuable upon the exercise of options which are not currently exercisable and will not be exercisable within 60 days of May 31, 2002.

(12)	Represents: (i) 100,000 shares of common stock held in trust for the benefit of one of the Drmanac children for which the Drs. Drmanac serve as co-trustees; (ii) 100,000 shares of common stock held in trust for the benefit of one of the Drmanac children for which the Drs. Drmanac serve as co-trustees; (iii) 122,496 shares of common stock held by in trust for the benefit of the Drmanac family for which the Drs. Drmanac serve as co-trustees; (iv) 413,667 shares of common stock held individually by Dr. R. Drmanac; (v) 162,012 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of May 31, 2002 held by Dr. R. Drmanac; (vi) 4,998 shares of common stock held individually by Dr. S. Drmanac; and (vii) 87,036 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of May 31, 2002 held by Dr. S. Drmanac.

(13)	Represents 5,000 shares of common stock exercisable within 60 days of May 31, 2002. Excludes 5,000 shares issuable upon the exercise of options which are not currently exercisable and will not be exercisable within 60 days of May 31, 2002.

Increases in Beneficial Ownership as a Result of Approval of Stockholder Proposals

      Proposals 3, 4 and 5 relate to the issuance of securities to some of our executive officers and directors. The following table illustrates the effect that approval of the proposals will have on the ownership of our executive officers and directors:

	Ownership Immediately Prior to Annual Meeting(1)			Ownership Immediately After Annual Meeting(1)

		Options and	Options and			Options and	Options and
		Warrants	Warrants not			Warrants	Warrants not
		Exercisable	Exercisable			Exercisable	Exercisable
Name	Common Stock	Within 60 Days	Within 60 Days	Common Stock		Within 60 Days	Within 60 Days

George B. Rathmann	2,755,935	1,084,000	— (2)	4,562,878	(3)	1,649,547	729,167
Ted W. Love	5,349	237,500	337,500	19,639		266,520	315,625
Peter S. Garcia	2,188	50,000	175,000	16,478		64,437	167,708
William F. Bennett	10,181	62,500	187,500	24,471		80,062	177,083
Robert D. Weist	206,675	43,639	—	236,675		58,639	—

(1)	Assumes no additional securities of Hyseq are acquired by the named individuals and no shares of common stock are issued by Hyseq between May 31, 2002 and the date of our Annual Meeting, other than the periodic option grants received by Dr. Rathmann and described under proposal no. 4. (Notwithstanding this assumption, Hyseq intends to make its annual option grants on August 1, 2002, including the grant of an option for 200,000 shares to Dr. Love.) The securities issued in the August 2001 private placement are not treated as owned by the named officers and directors prior to obtaining the stockholder ratification in proposal no. 3.

(2)	The 1,000,000 share option grant made on August 21, 2001 and the subject of proposal no. 4 is excluded because it will not vest or become exercisable until stockholder approval is obtained.

(3)	Assumes that the outstanding principal and interest as of May 31, 2002 of $4,064,847.23 under the $20.0 million line of credit, which is the subject of proposal no. 5, is converted into shares of common stock at a price of $3.29 per share (please see hypothetical on page 17). No assumption is made with respect to future amounts that may be drawn down under the line of credit.

      For example, based on 22,994,366 shares of common stock outstanding as of May 31, 2002, Dr. Rathmann would hold 12.0% of the outstanding shares of common stock and would be the beneficial owner of 16.7% of the outstanding shares of common stock, determined in accordance with Rule 13d-3 under the Exchange Act. If the proposals in this proxy statement are approved, based on the 22,994,366 shares of common stock outstanding as of May 31, 2002 and assuming issuance of an additional 1,235,515 shares of common stock in accordance with footnote (3) in the above table, Dr. Rathmann would hold 16.9% of the outstanding shares of common stock and would be the beneficial owner of 26.1% of the outstanding shares of common stock, determined in accordance with Rule 13d-3 under the Exchange Act.

      As illustrated by the foregoing table, approval of proposals 3, 4 and 5 will render it easier for our officers and directors to obtain the requisite number of votes for passage of actions that are put to stockholder vote in the future and may give them sufficient control to ensure passage of such actions.

      Proposals 2 through 5 may give our officers and directors the opportunity to acquire shares in the future below the market price at the time of purchase. Outstanding balances under the line of credit that is the subject of proposal number 5 are convertible by mutual agreement of Hyseq and Dr. Rathmann into (1) common stock based on either the 20-day trailing average closing prices or the price in connection with an equity offering, or (2) securities issued by us in an equity financing, on substantially the same terms as the financing. Conversion in any of these scenarios may result in the issuance of common stock to Dr. Rathmann at prices below the then-prevailing market prices. In addition, to the extent proposals 2 through 5 relate to the issuance to our officers and directors of options or warrants, when vested and exercisable these options or warrants may give the holder the right to acquire shares at a price below then-prevailing market prices.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

      Set forth below is information regarding each of our executive officers as of May 31, 2002. Further information with regard to Dr. Rathmann and Dr. Love is presented under “Proposal No. 1: Election of Nominees to Board of Directors.”

Name	Age	Position

George B. Rathmann	74	Chairman of the Board of Directors
Ted W. Love	43	President, Chief Executive Officer and Director
William F. Bennett	53	Senior Vice President of Research and Development
Linda A. Fitzpatrick	45	Senior Vice President of Human Resources
Peter S. Garcia	41	Senior Vice President and Chief Financial Officer
Li-Hsien Rin-Laures	35	Senior Vice President, General Counsel and Secretary
Walter Funk	42	Vice President of Research
David M. Rosen	46	Vice President of Operations

      William F. Bennett, Ph.D. joined us in July 2001 as our Senior Vice President of Research and Development. Dr. Bennett has twenty years experience in drug development, having served as Senior Vice President, Research and Manufacturing at Sensus Drug Development Corporation from 1996 to 2000, Senior Vice President, Product Development at BigBearBio, Inc. from 2000 to 2001, and Vice President, Research at COR Therapeutics from 1995 to 1996. Before holding those positions, Dr. Bennett worked at Genentech, Inc. for thirteen years where he held various positions in Research and Development, including research and development project team leader of the TNKase project. Dr. Bennett received his Ph.D. from University of Texas Southwestern Medical School, is the author of fifty scientific publications, and holds nineteen issued U.S. patents.

      Linda A. Fitzpatrick joined us in April 2001 as our Senior Vice President of Human Resources. Prior to joining us, Ms. Fitzpatrick served as Senior Advisor at Advanced Medicine, Inc from April 1999 to January 2001 and Vice President, Human Resources, Corporate Communications and Operations at Gilead Sciences, Inc. from 1992 to 1998. Prior to her tenure at Gilead Sciences, Ms. Fitzpatrick served eight years at Genentech, Inc. where her positions included Director, Investor Relations and Director, Compensation, Benefits and Systems. Ms. Fitzpatrick graduated with honors with a Bachelor of Science degree in Sociology and Psychology from San Francisco State University.

      Peter S. Garcia joined us in May 2001 as our Senior Vice President and Chief Financial Officer. Prior to joining us, Mr. Garcia served as Chief Financial Officer at Novacept, Inc., from May 2000 to April 2001, Chief Financial Officer and Consultant at IntraBiotics Pharmaceuticals, Inc. from January 1999 to April 2000 and Chief Financial Officer at Dendreon Corporation from July 1996 to December 1998. Prior to this experience, Mr. Garcia worked at Amgen Inc. from 1990 to 1996 in a variety of financial executive positions, including Assistant Corporate Controller. Mr. Garcia graduated with honors with a Bachelor of Arts degree in Economics and Sociology from Stanford University, and earned his Master of Business Administration from the University of California at Los Angeles.

      Li-Hsien Rin-Laures joined us in August 2001 as our Senior Vice President and General Counsel. Prior to joining us, Dr. Rin-Laures was a partner from 1999 to 2001 in the law firm of Marshall, Gerstein and Borun, which she joined in 1993 after completing a judicial clerkship at the Court of Appeals for the Federal Circuit. Dr. Rin-Laures graduated with honors from Johns Hopkins University with a Bachelors of Arts in Chemistry, received an M.D. from Northwestern University Medical School and received her J.D., cum laude, from Harvard Law School.

      Walter Funk, Ph.D. joined us in August 2000 and currently holds the position of Vice President of Research. Prior to joining us, Dr. Funk was a founding scientist at Geron Corp. from 1993 to 2000 where he was project leader on molecular biology projects focused on telomerase biology, cell immortalization and senescence. He later led the company’s genomics efforts in human stem cell biology. Dr. Funk did post-doctoral work at the University of Texas Southwestern Medical Center at Dallas in the labs of Woodring

Wright and Jerry Shay and received his Ph.D. and B.Sc. (Hon) degrees in Biochemistry from the University of British Columbia. He has published over thirty journal papers and is an assignee on 7 U.S. patents.

      David M. Rosen, Ph.D. joined us in March 1999 as Vice President of Operations. Prior to joining us, Dr. Rosen was Vice President, and then Senior Vice President of Research and Development, responsible for product development and manufacturing operations at Celtrix Pharmaceuticals from May 1995 to October 1998. During his seven years at Celtrix, and an additional nine years at Celtrix’s parent company, Collagen Corporation, Dr. Rosen held several other managerial positions in research and development, including Director of Research and Project Leader for a variety of biopharmaceutical projects involving the evaluation of protein therapeutics in the areas of osteoporosis and orthopedics. Dr. Rosen holds a Ph.D. and B.S. in biochemistry from the University of California, Riverside.

Executive Compensation

      The following table sets forth the compensation paid or accrued by us for the three fiscal years ended December 31, 2001, to or on behalf of our Chief Executive Officer, the four other most highly compensated executive officers and two former highly compensated officers (collectively referred to as our “named executive officers”).

Summary Compensation Table

					Long Term
		Annual Compensation($)			Compensation
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Options/SAR(#)(2)	Compensation($)

George B. Rathmann(3)	2001	—	—	—	1,036,000	—
Chairman of the Board and	2000	—	—	—	1,033,000	—
Chief Executive Officer
Ted W. Love(4)	2001	491,221	—	—	575,000	—
President and Chief Executive Officer
David M. Rosen	2001	189,792	—	—	13,000	—
Vice President of Operations	2000	170,961	—	—	4,200	—
	1999	120,398	—	—	58,630	—
Peter S. Garcia(5)	2001	159,167	34,000	—	225,000	—
Senior Vice President and Chief Financial Officer
Linda A. Fitzpatrick (6)	2001	130,449	26,250	—	175,000	—
Senior Vice President of Human Resources
William F. Bennett(7)	2001	126,042	41,250	—	250,000	—
Senior Vice President of Research and Development
Radoje T. Drmanac(8)	2001	265,000	—	—	—	—
Former Chief Scientific Officer	2000	253,750	65,000	—	6,020	—
	1999	215,000	53,250	—	30,290	—
Snezana Drmanac(9)	2001	189,167	—	—	—	—
Former Vice President of SBH	2000	173,000	—	—	4,200	—
Biochemistry	1999	154,125	—	—	19,990	—

(1)	Excludes perquisites and other personal benefits, securities or property aggregating less than $50,000 or 10% of the total annual salary and bonus reported for each named executive officer.

(2)	The securities underlying the options are shares of our common stock.

(3)	Dr. Rathmann served as our Chief Executive Officer from May 2000 to March 2001. Salary and bonus information for the year 2001 represents compensation paid to Dr. Rathmann through March 2001. Dr. Rathmann received a grant of options to purchase 3,000 shares of our common stock each month, with an exercise price per share equal to the fair market value of our common stock on date of each grant, in lieu of cash compensation for his services as our employee. Salary and bonus information for the year 2000 represents compensation paid to Dr. Rathmann since February 2000, when he joined our company.

(4)	Dr. Love has served as our President since January 2001 and as Chief Executive Officer and a director since March 2001. Salary and bonus information for the year 2001 represents compensation paid since January 2001.

(5)	Mr. Garcia joined us in May 2001 as our Senior Vice President and Chief Financial Officer. Salary and bonus information for the year 2001 represents compensation paid since May 2001.

(6)	Ms. Fitzpatrick joined us in April 2001 as our Senior Vice President of Human Resources. Salary and bonus information for the year 2001 represents compensation paid since April 2001.

(7)	Dr. Bennett joined us in July 2001 as our Senior Vice President of Research and Development. Salary and bonus information for the year 2001 represents compensation paid since July 2001.

(8)	Dr. R. Drmanac resigned as our Chief Scientific Officer to become Chief Scientific Officer of our subsidiary Callida in October 2001 and remained employed with us through December 2001. Salary and bonus information for the year 2001 represents compensation paid through December 2001.

(9)	Dr. S. Drmanac resigned as our Vice President of SBH Biochemistry to become Vice President of SBH and Research and Development of our subsidiary Callida in October 2001 and remained employed with us through December 2001. Salary and bonus information for the year 2001 represents compensation paid through December 2001.

      During the periods indicated above, none of the named executive officer received any awards under any long-term incentive plan, and we do not have a pension plan.

Employment Agreements

      In February 2000, we entered into our standard form of Employment and Confidential Information Agreement with Dr. Rathmann, providing for his services in capacities to be determined. Dr. Rathmann served as our President from May 2000 to January 2001, as our Chief Executive Officer from May 2000 to March 2001, and as our Chairman and a director since February 2000. Pursuant to that agreement, and as determined by our Board, Dr. Rathmann receives a monthly stock option grant to purchase 3,000 shares of our common stock with an exercise price per share equal to the fair market value of our common stock on the date of each grant in lieu of cash compensation for his services.

      In January 2001, we entered into an employment agreement with Dr. Love. Pursuant to the agreement, we are obligated to pay Dr. Love an initial annual salary of $485,000. In addition, Dr. Love is entitled to participate in our management bonus pool, employee benefit plans maintained by us and in other benefits provided to our senior executives, including retirement and 401(k) plans, deferred compensation, medical and dental, annual vacation, paid holidays, sick leave and similar benefits. In connection with Dr. Love’s employment agreement, we also granted him options to purchase an aggregate of 500,000 shares of our common stock. In the event Dr. Love’s employment with us terminates other than for cause or there exists good reason for Dr. Love to terminate his employment with us:

•	any options granted to Dr. Love in connection with this agreement or otherwise over the first four years of his employment, beginning January 11, 2001, will immediately become vested and exercisable;

•	Dr. Love’s right to exercise his options will be extended by eighteen months;

•	Dr. Love will immediately receive a lump sum payment equal to twelve months of his then-current base salary; and

•	Dr. Love’s health, disability and life insurance benefits and those for his family will continue for an additional twelve months.

      In the event of Dr. Love’s death, the benefits described above shall be paid to his heirs. In the event Dr. Love is disabled for at least six consecutive months while employed by us we may terminate Dr. Love, but must pay him the benefits described above. In the event of a change of control, if Dr. Love is not employed as the surviving entity’s Chief Executive Officer and President for at least one year, beginning with the effective date of the change of control and ending on the one-year anniversary thereof, unless Dr. Love is terminated for cause, he shall receive the benefits described above.

      As provided by the terms of Dr. Love’s employment agreement, we have entered into a loan agreement with Dr. Love, pursuant to which he may borrow up to $2.0 million from us. The loan agreement with Dr. Love provides for interest on outstanding balances to accrue at the lowest applicable federal interest rate or such other higher rate of interest, if required, to constitute a market rate of interest as contemplated by the Rules and Regulations of the Financial Accounting Standards Board and the U.S. Securities and Exchange Commission. Interest accrues but is deferred and all interest and principal is due in January 2006. In May 2002, in satisfaction of our loan commitment we agreed to loan Dr. Love, on the same terms, sufficient funds to repay an existing loan from our Chairman to Dr. Love in the amount of $2.0 million plus accrued and unpaid interest, which as of May 31, 2002 totals approximately $136,913.66. We anticipate consummating this loan prior to the end of July.

Management Stock Option Agreements

      In connection with Dr. Love’s employment agreement, we granted him options to purchase an aggregate of 500,000 shares of our common stock. Specifically, we granted Dr. Love (i) an option under our 1995 Plan to purchase 31,840 shares at an exercise price of $12.56 per share, the fair market value of our common stock on the date of grant as determined under that plan, which shares become exercisable in four equal annual installments commencing one year after the date of grant, and (ii) an option to purchase 468,160 shares at an exercise price of $12.50 per share, the closing price on the date of grant, of which 150,000 shares became exercisable immediately and the remainder become exercisable in four equal annual installments commencing one year after the date of grant. Our employment agreement with Dr. Love also provides that, at any time following his first year of employment but before the third anniversary of the beginning of his employment, so long as Dr. Love has not exercised his option to purchase 150,000 of the 500,000 shares, he may forfeit that option, in exchange for $2.0 million plus the accrued interest under the loan agreement and the loan then becomes immediately due and payable. The guaranteed value of the 150,000 options at $2.0 million will be recognized ratably as compensation expense over the service period of one year.

Option Grants in 2001

      We granted options to our executive officers under our 1995 Stock Option Plan, with the exception of the following option grants, which were granted pursuant to separate option agreements:

•	grant on February 1, 2000 to Dr. Rathmann of an option to purchase 1,000,000 shares of our common stock at an exercise price equal to the then-current market price on the day before the date of grant of $31.688 per share;

•	grant on August 21, 2001 to Dr. Rathmann of an option to purchase 1,000,000 shares of our common stock with an exercise price equal to the then-current market price of $8.635 per share;

•	grant on January 11, 2001 to Dr. Love of an option to purchase 468,160 shares of our common stock with an exercise price equal to the then-current market price of $12.500 per share;

•	grant on July 16, 2001 to Dr. Bennett of an option to purchase 250,000 shares of our common stock with an exercise price equal to the then-current market price of $10.400 per share;

•	grant on May 1, 2001 to Mr. Garcia of an option to purchase 200,000 shares of our common stock with an exercise price equal to the then-current market price of $11.665 per share;

•	grant on August 1, 2001 to Dr. Rin-Laures of an option to purchase 200,000 shares of our common stock with an exercise price equal to the then-current market price of $10.440 per share; and

•	grant on April 24, 2001 to Ms. Fitzpatrick of an option to purchase 150,000 shares of our common stock with an exercise price equal to the then-current market price of $9.955 per share.

      In the event of a change of control, all of the options granted to our executive officers under our 1995 Stock Option Plan and those options granted pursuant to separate option agreements as set forth above shall become immediately exercisable. “Change of Control” under the 1995 Stock Option Plan, the separate option agreements described above and the Directors Plan described on page 6 means:

•	an acquisition by any entity or group of beneficial ownership of more than 50% of our outstanding securities entitled to vote for the election of directors, or voting securities;

•	the commencement by an entity or group of a tender offer (other than by us or one of our subsidiaries) for more than 50% of our outstanding voting securities;

•	a merger or consolidation in which the holders of our outstanding voting securities immediately prior to the transaction hold less than 50% of the outstanding voting securities of the surviving or resulting corporation;

•	a transfer of all or substantially all of our assets other than to an entity of which we hold at least 80% of the voting securities; and

•	the election of the lesser of three directors or directors constituting a majority of our Board of Directors without the approval of the incumbent Board of Directors.

      The following tables show for the fiscal year ended December 31, 2001, certain information regarding options granted to, exercised by, and held at year end by our named executive officers:

	Individual Grants
							Potential Realizable Value
	Number of	% of Total					at Assumed Annual Rates of
	Securities	Options					Stock Price Appreciation for
	Underlying	Granted to	Exercise of				Option Term(2)
	Options	Employees	Base Price		Expiration
Name	Granted(#)	in 2001	($/Sh)(1)		Date		5%($)	10%($)

George B. Rathmann	1,036,000	45.3		(3)		(4)	5,655,628	14,331,344
Ted W. Love	575,000	25.1		(5)		(6)	4,470,391	11,283,071
William F. Bennett	250,000	10.9	10.40		7/15/11		1,634,560	4,141,970
Linda A. Fitzpatrick	175,000	7.6		(9)		(10)	1,102,857	2,794,635
Peter S. Garcia	225,000	9.8		(7)		(8)	1,630,788	4,132,411
David M. Rosen	13,000	0.6	10.44		7/31/11		85,324	216,211
Radoje T. Drmanac	—	—	—		—		—	—
Snezana Drmanac	—	—	—		—		—	—

(1)	All options have a per share exercise price equal to the fair market value of our common stock on the date of grant, with the exception of the initial option granted to Dr. Rathmann to purchase 1,000,000 shares of our common stock, which has a per share exercise price equal to the closing price of a share of our common stock on the day prior to the date of the grant.

(2)	Reflects the value of the stock option on the date of grant assuming (i) for the 5% column, a five-percent annual rate of appreciation in our common stock over the ten-year term of the option, and (ii) for the 10% column, a ten-percent annual rate of appreciation in our common stock over the ten-year term of the option, in each case without discounting to net present value and before income taxes associated with the exercise. The 5% and 10% assumed rates of appreciation are based on the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of our common stock. The amounts in this table may not be achieved.

(3)	On August 21, 2001, we granted an option to purchase 1,000,000 shares of our common stock to Dr. Rathmann with an exercise price of $8.635 per share. He received a monthly option grant of 3,000 shares at exercise prices ranging from $6.0825 to $15.125 per share.

(4)	The option granted on August 21, 2001 will expire August 20, 2011. The monthly options granted will expire on January 30, 2011, February 27, 2011, March 29, 2011, April 29, 2011, May 30, 2011, June 28, 2011, July 30, 2011, August 30, 2011, September 27, 2011, October 30, 2011, November 29, 2011 and December 30, 2011, respectively.

(5)	On January 11, 2001, we granted an option to purchase 468,160 shares of our common stock to Dr. Love with an exercise price of $12.50 per share; an option to purchase 31,480 shares with an exercise price of $12.5625 per share. On August 1, 2001, Dr. Love received an option grant to purchase 75,000 shares of our common stock at exercise price of $10.44 per share.

(6)	The options granted will expire on January 10, 2011 and July 31, 2011, respectively.

(7)	On May 1, 2001, we granted an option to purchase 200,000 shares of our common stock to Mr. Garcia with an exercise price of $11.665 per share. On August 1, 2001, Mr. Garcia received an option grant to purchase 25,000 shares of our common stock at exercise price of $10.44 per share.

(8)	The options granted will expire on April 30, 2011 and July 31, 2011, respectively.

(9)	On April 24, 2001, we granted an option to purchase 150,000 shares of our common stock to Ms. Fitzpatrick with an exercise price of $9.955 per share. On August 1, 2001, Ms. Fitzpatrick received an option grant to purchase 25,000 shares of our common stock at exercise price of $10.44 per share.

(10)	The options granted will expire on April 23, 2011 and July 31, 2011, respectively.

Aggregate Option Exercises in 2001; 2001 Year-End Option Values

			Option Values at December 31, 2001

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options		In-The-Money Options
			at Fiscal Year End(#)(1)		at Fiscal Year End($)
	Shares
	Acquired at	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

George B. Rathmann	—	—	735,666	1,333,334	5,903	—
Ted W. Love	—	—	150,000	425,000	—	—
William F. Bennett	—	—	—	250,000	—	—
Linda A. Fitzpatrick	—	—	—	175,000	—	—
Peter S. Garcia	—	—	—	225,000	—	—
David M. Rosen	—	—	15,708	45,464	66,163	132,318
Radoje T. Drmanac	—	—	167,199	25,659	822,146	84,757
Snezana Drmanac	—	—	92,034	16,144	395,145	53,084

(1)	The securities underlying the options are shares of our common stock.

      The following table sets forth information as of December 31, 2001 for all of our equity compensation plans:

Equity Compensation Plan Information

			Number of
			Securities Remaining
	Number of		Available for
	Securities to be Issued upon	Weighted Average	Future Issuance under
	Exercise of Outstanding	Exercise Price of	Equity Compensation Plans
	Options, Warrants	Outstanding Options,	Excluding Securities
Plan Category	and Rights	Warrants and Rights($)	Reflected in Column

	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,356,181	15.18	237,243 (1)
Equity compensation plans not approved by security holders	1,268,160 (2)	11.33	0
Total	5,624,341	14.32	237,243

(1)	Includes 112,134 shares remaining available for future issuance under the Hyseq, Inc. Employee Stock Purchase Plan, as amended.

(2)	Consists of the options granted to certain officers of the company described below which are not required to be and have not been approved by our stockholders.

     Non-Stockholder Approved Equity Arrangements

      In 2001, we granted options to purchase shares of common stock to certain of our officers in connection with and as an inducement to their commencement of employment with us. These option grants were not approved by our stockholders. Specifically, on January 11, 2001, we granted an option to purchase 468,160 shares of common stock at an exercise price of $12.50 per share to Ted Love, our President and Chief Executive Officer. On April 24, 2001, we granted an option to purchase 150,000 shares of common stock at an exercise price of $9.955 per share to Linda Fitzpatrick, our Senior Vice President of Human Resources. On May 1, 2001, we granted an option to purchase 200,000 shares of common stock at an exercise price of $11.665 per share to Peter Garcia, our Senior Vice President and Chief Financial Officer. On July 15, 2001, we granted an option to purchase 250,000 shares of common stock at an exercise price of $10.40 per share to

William Bennett, our Senior Vice President of Research and Development. On August 1, 2001, we granted an option to purchase 200,000 shares of common stock at an exercise price of $10.44 per share to Li-Hsien Rin-Laures, our General Counsel. The option exercise prices for these option grants are equal to the closing sales price for our common stock on the last trading day prior to the date of grant. These options may be exercised for 30 days following an officer’s termination of employment (or one year in the event an officer’s employment is terminated as a result of his or her death or disability). Each of these options has a 10 year term.

      These options vest in cumulative annual installments of 25%. In the event of a change of control (as defined on page 26), all of these options will become 100% vested and exercisable immediately.

      These options are not required to be and have not been approved by our stockholders.

Compensation Committee Interlocks and Insider Participation

      During fiscal 2001, the compensation committee consisted of Dr. Baddour and Mr. Weist, neither of whom is (i) a present or former officer or employee of our company, or (ii) is engaged in any transactions described under the heading “Certain Transactions,” with the exception of Mr. Weist, who is our Vice Chairman, who was our Chairman from March 1994 to February 1, 2000 and our President from May 1993 until March 1994, and who participated in our private placement for which we are requesting ratification in Proposal No. 3. Mr. Weist, Trustee of the Weist Family Trust, purchased 30,000 shares of our common stock and was issued a warrant for the purchase of 15,000 shares of our common stock. Of the $21,285,131 we received in gross proceeds from the private placement, we received approximately $210,000 from Mr. Weist.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On August 6, 2001, we received a commitment from Dr. George B. Rathmann, our Chairman, to provide a line of credit to us of up to $20.0 million in aggregate principal amount, available for draw down through July 24, 2003. The line of credit agreement was amended and restated as of April 3, 2002. For a description of the line of credit, see stockholder proposal number 5, above. Amounts outstanding under this agreement as of December 31, 2001 and May 2, 2002 are zero and $4.0 million, respectively.

      On August 21, 2001, our Board of Directors granted Dr. Rathmann an option to purchase 1,000,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant. For a description of the option, see stockholder proposal number 4, above.

      As provided by the terms of his employment agreement with us, we have entered into a loan agreement with Dr. Ted W. Love, our President, Chief Executive Officer and a director, pursuant to which he may borrow up to $2.0 million from us. The loan agreement with Dr. Love provides for interest on outstanding balances to accrue at the lowest applicable federal interest rate or such other higher rate of interest, if required, to constitute a market rate of interest as contemplated by the Rules and Regulations of the Financial Accounting Standards Board and the U.S. Securities and Exchange Commission. Interest accrues but is deferred and all interest and principal is due in January 2006. In May 2002, in satisfaction of our loan commitment we agreed to loan Dr. Love, on the same terms, sufficient funds to repay an existing loan from our Chairman to Dr. Love in the amount of $2.0 million plus accrued and unpaid interest, which as of May 31, 2002 totals approximately $136,913.66. We anticipate consummating this loan prior to the end of July.

      On August 28, 2001, George B. Rathmann and Frances Joy Rathmann, Co-Trustees of The Rathmann Family 1989 Revocable Trust U/A dated 08/04/89 purchased 571,428 shares of our common stock and were issued a warrant for the purchase of 285,714 shares of our common stock in our private placement for which we are requesting ratification in Proposal No. 3. Dr. Rathmann is our Chairman of the Board. Of the $21,285,131 we received in gross proceeds from the private placement, we received approximately $3,999,996 from Dr. Rathmann.

      On August 28, 2001, Ted W. Love, our President and Chief Executive Officer and a director, purchased 14,290 shares of our common stock and was issued a warrant for the purchase of 7,145 shares of our common stock in our private placement for which we are requesting ratification in Proposal No. 3. Of the $21,285,131 we received in gross proceeds from the private placement, we received approximately $100,030 from Dr. Love.

      On August 28, 2001, Peter S. Garcia, our Senior Vice President and Chief Financial Officer, purchased 14,290 shares of our common stock and was issued a warrant for the purchase of 7,145 shares of our common stock in our private placement for which we are requesting ratification in Proposal No. 3. Of the $21,285,131 we received in gross proceeds from the private placement, we received approximately $100,030 from Mr. Garcia.

      On August 28, 2001, William F. Bennett, our Senior Vice President of Research, and Development purchased 14,290 shares of our common stock and was issued a warrant for the purchase of 7,145 shares of our common stock in our private placement for which we are requesting ratification in Proposal No. 3. Of the $21,285,131 we received in gross proceeds from the private placement, we received approximately $100,030 from Dr. Bennett.

      On August 28, 2001, Mr. Weist, Trustee of the Weist Family Trust, purchased 30,000 shares of our common stock and was issued a warrant for the purchase of 15,000 shares of our common stock in our private placement for which we are requesting ratification in Proposal No. 3. Mr. Weist is a director and a member of our Compensation Committee. Of the $21,285,131 we received in gross proceeds from the private placement, we received approximately $210,000 from Mr. Weist.

COMPENSATION COMMITTEE REPORT

      The compensation committee of our Board of Directors comprises Dr. Baddour, as Chairperson, and Mr. Weist. The compensation committee’s responsibilities include recommending to the Board the compensation for our executive officers, grants of stock options to our employees, and administering our stock option and employee stock purchase plans. The compensation committee bases its decisions on our executive compensation philosophy, which seeks to relate salaries, bonuses and stock option awards to our success in meeting annual and long-term performance goals, to reward individual achievement and to attract and retain qualified executives.

      We previously set our executive officers’ salaries in the low to mid-range compared to those with similar management positions in peer companies consisting primarily of other genomics and biotechnology companies. In an effort to attract additional executive officers with specific experience that we believe is necessary for our development as a biopharmaceutical company, we are setting new executive officer salaries in the mid to high salary range, as compared to similarly situated companies. The level of salaries paid to our executive officers also takes into account our technological achievements during the year, our success in entering into significant technology agreements with collaborators, as well as an evaluation of the individual performance and contribution of each executive to our performance for the year. Particular emphasis is placed on the individual officer’s level of responsibility for and role in meeting our strategic, technological and financial objectives. Because of our stage of development, the compensation committee has not used either the profitability or the market value of our stock as a significant factor in consideration for setting executive officer salaries.

Bonuses

      We award bonuses for accomplishments achieved during the past year. The compensation committee recommends to the Board the amount of the bonus, with advice from our management. The compensation committee makes its recommendations based upon an assessment of the individual’s contributions during the year, compared to (but not restricted to) a list of goals previously approved by management and the compensation committee. The compensation committee also considers general business and economic factors relating to us in recommending the size of the bonus pool and adjusts bonuses based on those factors as well. We did not pay any bonuses for the fiscal year ended December 31, 2001.

Stock Options

      Stock options awards are intended to align the interests of executives with the interests of the stockholders in our long-term performance. The compensation committee developed guidelines for executive stock option awards, in consultation with our management. The guidelines are based upon:

•	analysis of long-term incentive awards based on each individual executive’s position;

•	responsibilities, performance and contribution to the achievement of our long-term goals; and

•	competitive stock option data from other genomics and biotechnology companies.

      In addition, the compensation committee reviews the equity position of all executive officers on an annual basis and awards stock options to executive officers periodically.

Chief Executive Officer’s Compensation

      Dr. Rathmann was our Chief Executive Officer from May 2000 to March 2001. In lieu of cash compensation for his services as our employee, Dr. Rathmann receives a monthly grant of options to purchase 3,000 shares of our common stock, with a per share exercise price equal to the fair market value of a share of our common stock on the date of each grant.

      Dr. Love has been our Chief Executive Officer since March 2001. Dr. Love’s annual salary is $485,000. Dr. Love’s salary is not directly tied to our performance. However, his compensation, including stock options, takes into account our success in meeting our strategic, technological and financial objectives. Because of our stage of development, we have not used either the profitability or the market value of our stock as significant factors to be considered in setting Chief Executive Officer compensation.

Internal Revenue Code Section 162(m)

      Under Section 162(m) of the Internal Revenue Code, the amount of compensation paid to certain executives that is deductible with respect to our corporate taxes is limited to $1,000,000 annually. It is the current policy of the compensation committee to maximize, to the extent reasonably possible, our ability to obtain a corporate tax deduction for compensation paid to our executive officers to the extent consistent with the best interests of our company and our stockholders.

COMPENSATION COMMITTEE

Raymond F. Baddour, Sc.D., Chairperson
Robert D. Weist

      The compensation committee report on executive compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts.

AUDIT COMMITTEE REPORT

      Our audit committee was established on March 4, 1997 and adopted its audit committee charter on August 2, 2000. At the beginning of fiscal year 2001, the audit committee of the Board of Directors comprised Mr. McCarter, as Chairperson, Dr. Baddour, and Ms. Marshall. During the year, Mr. Weist succeeded Ms. Marshall after her death. All of the members of the Audit Committee were and are “independent” directors, as determined in accordance with Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards.

      Management is responsible for our company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

The following is the audit committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2001.

      The audit committee met four times during 2001 and has:

•	reviewed and discussed our company’s audited financial statements with management and the independent auditors;

•	discussed with KPMG LLP, our company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61;

•	received from KPMG LLP the written disclosures and the letter regarding their independence as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed the auditors’ independence with them; and

•	considered whether the independent auditors’ provision of non-audit services to our company is compatible with maintaining the auditor’s independence, and concluded that such independence has not been impaired.

      In addition, based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Thomas N. McCarter III, Chairperson
Raymond F. Baddour, Sc.D.
Robert D. Weist

      The audit committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these acts.

STOCK PERFORMANCE GRAPH

      The following graph compares the annual percentage change in our cumulative total stockholder return on our common stock, for the period from August 7, 1997 (the date of our initial public offering) through December 31, 2001, with the comparable return of three indexes: the Hambrecht & Quist Biotechnology Index, The Nasdaq Market Index and the Nasdaq Pharmaceuticals Index. We have not paid any dividends on our common stock, and no dividends are included in the representation of our performance. The graph assumes you invested $100 in our common stock and in each of the indices on August 8, 1997 (the date our stock was first publicly traded). The stock price performance on the graph below is not necessarily indicative of future price performance.

Assumes $100 invested on Aug. 8, 1997. Assumes dividend reinvested fiscal year ending Dec. 31, 2001.

	8/08/97	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01

Hyseq Inc.	100.00	64.71	35.29	114.29	96.64	51.90
Hambrecht & Quist Biotechnology Index	100.00	98.21	149.55	319.68	343.68	285.84
Nasdaq Market Index	100.00	98.95	139.56	246.14	154.71	123.32
Nasdaq Pharmaceuticals Index	100.00	96.87	123.23	230.23	288.06	244.71

      At December 31, 2001, the closing price of our common stock was $7.72 per share.

      The stock performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

OTHER INFORMATION

Other Matters at the Meeting

      We do not know of any matters to be presented at the annual meeting other than those mentioned in this proxy statement. If any other matters, of which we have not received notice a reasonable time before mailing this proxy statement, are properly brought before the annual meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

Annual Report on Form 10-K; Available Information

      We have filed with the Securities and Exchange Commission an Annual Report on Form 10-K, including audited financial statements in Item 8 of the Annual Report, and a Quarterly Report on Form 10-Q for the period ended March 31, 2002, including unaudited financial statements for the three months ended March 31, 2002, which audited and unaudited interim financial statements are incorporated by reference into this proxy statement. Each stockholder receiving this proxy statement will also be provided with a copy of our Annual Report to Stockholders. We will provide without charge a copy of our Directors Plan, our 1995 Plan and/or our Annual Report on Form 10-K upon written request to our Secretary. Copies of exhibits to our Annual Report on Form 10-K are available from us upon reimbursement of our reasonable costs in providing these documents and written request to our Secretary. Please address requests for these documents to: Secretary, Hyseq, Inc., 670 Almanor Avenue, Sunnyvale, California 94085. Our filings with the Securities and Exchange Commission may be inspected at the offices of the Securities and Exchange Commission located in Washington, D.C. Documents filed electronically with the Securities and Exchange Commission may also be accessed through the website maintained by it at: www.sec.gov.

Stockholder Proposals for 2003 Annual Meeting

      Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. In order to be so included for the 2003 Annual Meeting, stockholder proposals must comply with the requirements of Rule 14a-8 and must be received by the Company no later than February 17, 2003, unless the meeting date is before July 7, 2003 or after September 5, 2003, in which case a reasonable time before the Company begins to print and mail its proxy materials. In addition, the Company’s By-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the Company’s 2003 Annual Meeting, such a proposal must be received by the Company after May 8, 2003 but no later than June 7, 2003. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the Company need not present the proposal for a vote at such meeting.

By order of the Board of Directors

Li-Hsien Rin-Laures
Secretary

Sunnyvale, California

                    , 2002

Appendix A

HYSEQ, INC.

2002 EQUITY INCENTIVE PLAN

     1. Purposes of the Plan. The purposes of the Hyseq, Inc. 2002 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

     2. Definitions. As used herein, the following definitions shall apply:

          (a)  “Acquisition” means (1) the acquisition by any entity, person, or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 50% of the outstanding capital stock of the Company entitled to vote for the election of directors (“Voting Stock”); (2) the effective time of (A) a merger or consolidation of the Company with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger hold less than 50% of the Voting Stock of the surviving or resulting corporation, or (B) a transfer of substantially all of the property or assets of the Company other than to an entity of which the Company owns at least 50% of the Voting Stock; or (3) the election to the Board, without the recommendation or approval of the incumbent Board, of directors constituting a majority of the number of directors of the Company then in office.

          (b)  “Administrator” means the Board or the Committee responsible for conducting the general administration of the Plan, as applicable, in accordance with Section 4 hereof.

          (c)  “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

          (d)  “Board” means the Board of Directors of the Company.

          (e) “Cause” means, with respect to any Service Provider, the Service Provider’s wrongful appropriation of funds of the Company, disclosure of confidential information about the Company to the public, the commission of a gross misdemeanor or felony, or the performance of any similar action that the Administrator, in its sole discretion, may deem sufficiently injurious to the interest of the Company to constitute substantial cause for termination. The determination of the Administrator as to the existence of “cause” shall be conclusive and binding upon the Service Provider and the Company.

          (f)  “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

          (g)  “Committee” means a committee appointed by the Board in accordance with Section 4 hereof.

          (h)  “Common Stock” means the Common Stock of the Company.

          (i)  “Company” means Hyseq, Inc., a Nevada corporation.

          (j)  “Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company or any Parent or Subsidiary of the Company to render such services.

          (k)  “Director” means a member of the Board.

          (l)  “Employee” means any person, including an Officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

          (m)  “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular Exchange Act section shall include any successor section.

          (n)  “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

               (i)  If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for a share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of the Common Stock on the last market trading day prior to the day of determination; or

               (iii)  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (o)  “Holder” means a person who has been granted or awarded an Option or Stock Purchase Right or who holds Shares acquired pursuant to the exercise of an Option or Stock Purchase Right.

          (p)  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

          (q)  “Independent Director” means a Director who is not an Employee of the Company.

          (r)  “Non-Qualified Stock Option” means an Option (or portion thereof) that is not designated as an Incentive Stock Option by the Administrator, or which is designated as an Incentive Stock Option by the Administrator but fails to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (s)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (t)  “Option” means a stock option granted pursuant to the Plan.

          (u)  “Option Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (v)  “Parent” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations ending with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (w)  “Plan” means the Hyseq, Inc. 2002 Equity Incentive Plan.

          (x) “QDRO” means a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

          (y)  “Restricted Stock” means Shares acquired pursuant to the exercise of an unvested Option in accordance with Section 10(i) below or pursuant to a Stock Purchase Right granted under Section 12 below.

          (z)  “Rule 16b-3” means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

          (aa)  “Section 16(b)” means Section 16(b) of the Exchange Act, as such Section may be amended from time to time.

          (bb)  “Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto. Reference to any particular Securities Act section shall include any successor section.

          (cc)  “Service Provider” means an Employee or Consultant.

          (dd)  “Share” means a share of Common Stock, as adjusted in accordance with Section 13 below.

          (ee)  “Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 12 below.

          (ff)  “Subsidiary” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the shares of stock subject to Options or Stock Purchase Rights shall be Common Stock, initially shares of the Company’s Common Stock. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be issued upon exercise of such Options or Stock Purchase Rights is 1,500,000 shares. Shares issued upon exercise of Options or Stock Purchase Rights may be authorized but unissued, or reacquired Common Stock. If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares which are delivered by the Holder or withheld by the Company upon the exercise of an Option or Stock Purchase Right under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this Section 3. If Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option under Code Section 422.

     4. Administration of the Plan.

          (a)  Administrator. The Plan shall be administered by a Committee of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall consist solely of two or more Independent Directors each of whom is both an “outside director,” within the meaning of Section 162(m) of the Code, and a “non-employee director” within the meaning of Rule 16b-3. Within the scope of such authority, the Committee may (i) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant awards under the Plan to eligible persons who are either (1) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board may abolish the Committee at any time and vest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

          (b)  Powers of the Administrator. Subject to the provisions of the Plan and the approval of any relevant authorities, the Administrator shall have the authority in its sole discretion:

               (i)  to determine the Fair Market Value;

               (ii)  to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

               (iii)  to determine the number of Shares to be covered by each such award granted hereunder;

               (iv)  to approve forms of agreement for use under the Plan;

               (v)  to determine the terms and conditions of any Option or Stock Purchase Right granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may vest or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine); provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in

v

Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code;

               (vi)  to determine whether to offer to buyout a previously granted Option as provided in subsection 10(j) and to determine the terms and conditions of such offer and buyout (including whether payment is to be made in cash or Shares);

               (vii)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

               (viii)  to allow Holders to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Holders to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

               (ix)  to amend the Plan or any Option or Stock Purchase Right granted under the Plan as provided in Section 15; and

               (x)  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Administrator deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

          (c)  Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Holders.

     5. Eligibility. Non-Qualified Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. If otherwise eligible, a Service Provider who has been granted an Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights.

     6. Limitations.

          (a) Each Option shall be designated by the Administrator in the Option Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Holder’s Incentive Stock Options and other incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options or other options shall be treated as Non-Qualified Stock Options.

          For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

          (b)  Neither the Plan, any Option nor any Stock Purchase Right shall confer upon a Holder any right with respect to continuing the Holder’s employment or consulting relationship with the Company, nor shall they interfere in any way with the Holder’s right or the Company’s right to terminate such employment or consulting relationship at any time, with or without cause.

          (c)  No Service Provider shall be granted, in any calendar year, Options or Stock Purchase Rights to purchase more than 1,000,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13. For purposes of this Section 6(c), if an Option is canceled in the same calendar year it was granted (other than in connection with a transaction described in Section 13), the canceled Option will be counted against the limit set forth in this Section 6(c). For this purpose, if the exercise price of an Option is reduced, the transaction shall be treated as a cancellation of the Option and the grant of a new Option.

     7. Term of Plan. The Plan shall become effective upon its initial adoption by the Board and shall continue in effect until it is terminated under Section 15 of the Plan. No Options or Stock Purchase Rights may be issued under the Plan after the tenth (10th) anniversary of the earlier of (i) the date upon which the Plan is adopted by the Board or (ii) the date the Plan is approved by the stockholders.

     8. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Holder who, at the time the Option is granted, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     9. Option Exercise Price and Consideration.

          (a)  Except as provided in Section 13, the per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall in no event be less than the par value of the Common Stock at the time of grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option

               (i)  granted to an Employee who, at the time of grant of such Option, owns (or is treated as owning under Code Section 424) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

               (ii)  granted to any other Employee, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

          (b)  The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash, (2) check, (3) with the consent of the Administrator, a full recourse promissory note bearing interest (at no less than such rate as is a market rate of interest and which then precludes the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator, (4) with the consent of the Administrator, other Shares which (x) in the case of Shares acquired from the Company, have been owned by the Holder for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) with the consent of the Administrator, surrendered Shares then issuable upon exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof, (6) with the consent of the Administrator, property of any kind which constitutes good and valuable consideration, (7) with the consent of the Administrator, delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Options and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (8) with the consent of the Administrator, any combination of the foregoing methods of payment.

     10. Exercise of Option.

          (a)  Vesting; Fractional Exercises. Except as provided in Section 13, Options granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement; provided, however, that, unless the Administrator otherwise provides in the terms of the Option or otherwise, no Option shall be exercisable by any Optionee who is then subject to Section 16 of the Exchange Act within the period ending six months and one day after the date the Option is granted. An Option may not be exercised for a fraction of a Share.

          (b)  Deliveries upon Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:

               (i)  A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

               (ii)  Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Laws. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop transfer notices to agents and registrars;

               (iii)  Upon the exercise of all or a portion of an unvested Option pursuant to Section 10(i), a Restricted Stock purchase agreement in a form determined by the Administrator and signed by the Holder or other person then entitled to exercise the Option or such portion of the Option; and

               (iv)  In the event that the Option shall be exercised pursuant to Section 10(f) by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option.

          (c)  Conditions to Delivery of Share Certificates. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

               (i)  The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed;

               (ii)  The completion of any registration or other qualification of such Shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its sole discretion, deem necessary or advisable;

               (iii)  The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable;

               (iv)  The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

               (v) The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which in the sole discretion of the Administrator may be in the form of consideration used by the Holder to pay for such Shares under Section 9(b).

          (d)  Termination of Relationship as a Service Provider. If a Holder ceases to be a Service Provider other than by reason of the Holder’s disability or death or the termination of such Holder’s employment or consulting relationship with Company for Cause, such Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination; provided, however, that such period of time shall not be less than thirty (30) days (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Holder’s termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise his or her Option within the time period specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

          (e)  Disability of Holder. If a Holder ceases to be a Service Provider as a result of the Holder’s disability, the Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination; provided, however, that such period of time shall not be less than six (6) months (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Holder’s termination. If such disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option from and after the day which is three (3) months and one (1) day following such termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

          (f)  Death of Holder. If a Holder dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement provided, however, that such period of time shall not be less than six (6) months (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Holder’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Holder’s termination. If, at the time of death, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. The Option may be exercised by the executor or administrator of the Holder’s estate or, if

x

none, by the person(s) entitled to exercise the Option under the Holder’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

          (g)  Termination of Relationship for Cause. If a Holder ceases to be a Service Provider as a result of a termination of such Holder’s employment or consulting relationship by the Company for Cause, the Shares covered by such Holder’s Option shall immediately cease to be issuable under the Option, the Option shall terminate and the Shares covered by such Option shall again become available for issuance under the Plan.

          (h)  Regulatory Extension. A Holder’s Option Agreement may provide that if the exercise of the Option following the termination of the Holder’s status as a Service Provider (other than upon the Holder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 8 or (ii) the expiration of a period of three (3) months after the termination of the Holder’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

          (i)  Early Exercisability. The Administrator may provide in the terms of a Holder’s Option Agreement that the Holder may, at any time before the Holder’s status as a Service Provider terminates, exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that subject to Section 20, Shares acquired upon exercise of an Option which has not fully vested may be subject to any forfeiture, transfer or other restrictions as the Administrator may determine in its sole discretion.

          (j)  Buyout Provisions. The Administrator may at any time offer to buyout for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Holder at the time that such offer is made.

     11. Transferability of Options and Stock Purchase Rights. Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution; provided, however, that Non-Qualified Stock Options and Stock Purchase Rights may be transferred pursuant to a QDRO. Options and Stock Purchase Rights may be exercised, during the lifetime of the Holder, only by the Holder, unless transferred pursuant to a QDRO as permitted above.

     12. Stock Purchase Rights.

          (a)  Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with Options granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the

Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

          (b)  Repurchase Right. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company the right to repurchase Shares acquired upon exercise of a Stock Purchase Right upon the termination of the purchaser’s status as a Service Provider for any reason. Subject to Section 19, the purchase price for Shares repurchased by the Company pursuant to such repurchase right and the rate at which such repurchase right shall lapse shall be determined by the Administrator in its sole discretion, and shall be set forth in the Restricted Stock purchase agreement; provided, however, that, unless the Administrator otherwise provides in the terms of the Option or otherwise, no Option shall be exercisable by any Optionee who is then subject to Section 16 of the Exchange Act within the period ending six months and one day after the date the Option is granted.

          (c)  Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

          (d)  Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

     13. Adjustments upon Changes in Capitalization, Merger or Asset Sale.

          (a)  In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option, Stock Purchase Right or Restricted Stock, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

               (i)  the number and kind of shares of Common Stock (or other securities or property) with respect to which Options or Stock Purchase Rights may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares which may be issued and adjustments of the maximum number of Shares that may be purchased by any Holder in any calendar year pursuant to Section 6(c));

               (ii)  the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, Stock Purchase Rights or Restricted Stock; and

               (iii)  the grant or exercise price with respect to any Option or Stock Purchase Right.

          (b)  In the event of any transaction or event described in Section 13(a), the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option, Stock Purchase Right or Restricted Stock or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option, Stock Purchase Right or Restricted Stock granted or issued under the Plan or to facilitate such transaction or event:

               (i)  To provide for either the purchase of any such Option, Stock Purchase Right or Restricted Stock for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option or Stock Purchase Right or realization of the Holder’s rights had such Option, Stock Purchase Right or Restricted Stock been currently exercisable or payable or fully vested or the replacement of such Option, Stock Purchase Right or Restricted Stock with other rights or property selected by the Administrator in its sole discretion;

               (ii)  To provide that such Option or Stock Purchase Right shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Option or Stock Purchase Right;

               (iii)  To provide that such Option, Stock Purchase Right or Restricted Stock be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

               (iv)  To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options and Stock Purchase Rights,

and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options, Stock Purchase Rights or Restricted Stock or Options, Stock Purchase Rights or Restricted Stock which may be granted in the future; and

               (v)  To provide that immediately upon the consummation of such event, such Option or Stock Purchase Right shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, such Option or Stock Purchase Right shall be exercisable as to all Shares covered thereby, and the restrictions imposed under an Option Agreement or Restricted Stock purchase agreement upon some or all Shares may be terminated and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase, notwithstanding anything to the contrary in the Plan or the provisions of such Option, Stock Purchase Right or Restricted Stock purchase agreement.

          (c)  Subject to Section 3, the Administrator may, in its sole discretion, include such further provisions and limitations in any Option, Stock Purchase Right, Restricted Stock agreement or certificate, as it may deem equitable and in the best interests of the Company.

          (d)  Notwithstanding anything to the contrary in this Plan, if the Company undergoes an Acquisition, then any Options, Stock Purchase Rights or Restricted Stock outstanding under the Plan, shall become immediately fully vested and exercisable as of the date of such Acquisition and, with respect to Restricted Stock, all restrictions thereon shall lapse as of the date of such Acquisition.

          (e)  The existence of the Plan, any Option Agreement or Restricted Stock purchase agreement and the Options or Stock Purchase Rights granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (f)  With respect to Options and Stock Purchase Rights which are intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment or action described in this Section 13 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or would cause such option or stock appreciation right to fail to so qualify under Section 162(m) of the Code, as the case may be, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the option or other award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any option, right or award shall always be rounded to the next whole number.

     14. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

     15. Amendment and Termination of the Plan.

          (a)  Amendment and Termination. The Board may at any time wholly or partially amend, alter, suspend or terminate the Plan. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Board, no action of the Board may, except as provided in Section 13, increase the limits imposed in Section 3 on the maximum number of Shares which may be issued under the Plan or extend the term of the Plan under Section 7.

          (b)  Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c)  Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options, Stock Purchase Rights or Restricted Stock granted or awarded under the Plan prior to the date of such termination.

     16. Stockholder Approval. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Options, Stock Purchase Rights or Restricted Stock may be granted or awarded prior to such stockholder approval; provided, that such Options, Stock Purchase Rights and Restricted Stock shall not be exercisable, shall not vest and the restrictions thereon shall not lapse prior to the time when the Plan is approved by the stockholders; and provided, further, that if such approval has not been obtained at the end of said twelve-month period, all Options, Stock Purchase Rights and Restricted Stock previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

     17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the

Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     18. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     19. Repurchase Provisions. The Administrator in its sole discretion may provide that the Company may repurchase Shares acquired upon exercise of an Option or Stock Purchase Right upon the occurrence of certain specified events, including, without limitation, a Holder’s termination as a Service Provider, divorce, bankruptcy or insolvency; provided, however, that any such repurchase right shall be set forth in the applicable Option Agreement or Restricted Stock purchase agreement or in another agreement referred to in such agreement.

     20. Investment Intent. The Company may require a Plan participant, as a condition of exercising or acquiring stock under any Option or Stock Purchase Right, (i) to give written assurances satisfactory to the Company as to the participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option or Stock Purchase Right; and (ii) to give written assurances satisfactory to the Company stating that the participant is acquiring the stock subject to the Option or Stock Purchase Right for the participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of stock under the applicable Option or Stock Purchase Right has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     21. Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, this Plan, and any Option or Stock Purchase Right granted to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, Options and Stock Purchase Rights granted hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any Option or any Stock Purchase Right which is intended to qualify as performance-based compensation as described in Section

162(m) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

     22. No Repricing. Notwithstanding any provision in this Plan to the contrary, no Option or Stock Purchase Right may be amended to reduce the price per share of the shares subject to such Option or the exercise price of such Stock Appreciation Right, as applicable, below the option price or exercise price as of the date the Option or Stock Appreciation Right is granted. In addition, no Option or Stock Purchase Right may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or Stock Purchase Right having a higher option or exercise price.

     23. Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Nevada without regard to otherwise governing principles of conflicts of law.

Appendix B

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

HYSEQ, INC.

WARRANT

Warrant No. ____________	Date of Original Issuance: August 28, 2001

     HYSEQ, Inc., a Nevada corporation (the “COMPANY”), hereby certifies that, for value received, ___________________ or its, registered assigns (the “HOLDER”), is entitled to purchase from the Company up to a total of ________ shares of common stock, $.001 par value per share (such common stock of the Company, the “COMMON STOCK”), of the Company (each such share, a “WARRANT SHARE” and all such shares, the “WARRANT SHARES”) at an exercise price equal to $10.50 per share (as adjusted from time to time as provided in Section 9, the “EXERCISE PRICE”), at any time and from time to time from and after the date hereof and through and including August 28, 2006 (the “EXPIRATION DATE”), and subject to the following terms and conditions.

     1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein that are defined in the Purchase Agreement (as defined below) shall have the meanings given to such terms in the Securities Purchase Agreement, dated as of August 28, 2001 among the Company and the Purchasers identified therein (the “PURCHASE AGREEMENT”).

     2. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “WARRANT REGISTER”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

     3. Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “NEW WARRANT”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant. Notwithstanding the foregoing, this Warrant is subject to the transfer restrictions set forth in Section 4.1 of the Purchase Agreement.

     4. Exercise and Duration of Warrants. This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date. At 6:30 p.m., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value; provided that, if the closing sales price of the Common Stock on the Expiration Date is greater than 102% of the Exercise Price on the Expiration Date, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a “cashless exercise” basis at 6:30 P.M. New York City time on the Expiration Date.

     5. Delivery of Warrant Shares.

          (a) Upon delivery of the Form of Election to Purchase to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth in Section 14 and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise with the appropriate legend. Any Person so designated by the Holder in accordance with the terms hereof and of the Purchase Agreement to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant. The Company shall, upon request of the Holder, if available, use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation.

               A “Date of Exercise” means the date on which the Holder shall have delivered to the Company (i) the Form of Election to Purchase attached hereto (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

          (b) If the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to Section 5(a) no later than the third Trading Day after the Date of Exercise, then the Holder will have the right to rescind such exercise.

          (c) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to Section 5(a) no later than the third Trading Day after the Date of Exercise, and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “BUY-IN”), then the Company shall pay (1) in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver pursuant to Section 5(b) to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock at the time of the obligation giving rise to such purchase obligation and (2) deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations under Section 5(b). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with a market price on the date of exercise totaling $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

          (d) The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. If the Company breaches its obligations under this Warrant, then, in addition to any other liabilities the Company may have hereunder and under applicable law, the Company shall pay or reimburse the Holder on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses).

     6. Charges, Taxes and Expenses. The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

     7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

     8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

     9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

          (a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

          (b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock (other than in a transaction covered by paragraph (a) or (c) of this Section 9) (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “DISTRIBUTED PROPERTY”), then in each such case the

          Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution shall be adjusted (effective on such record date) to equal the product of such Exercise Price times a fraction of which the denominator shall be such Exercise Price and of which the numerator shall be such Exercise Price less the then fair market value of the Distributed Property distributed in respect of one outstanding share of Common Stock, as determined by the Company’s independent certified public accountants that regularly examine the financial statements of the Company (an “APPRAISER”). In such event, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case such fair market value shall be deemed to equal the average of the values determined by each of the Appraiser and such appraiser. As an alternative to the foregoing adjustment to the Exercise Price, at the request of the Holder delivered before the 90th day after such record date, the Company will deliver to such Holder, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive in respect of the Warrant Shares for which this Warrant could have been exercised immediately prior to such record date.

          (c) Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “FUNDAMENTAL TRANSACTION”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “ALTERNATE CONSIDERATION”). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder’s request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If any Fundamental Transaction constitutes or results in a Change of Control, then at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or any such successor or surviving entity) will purchase the Warrant from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black Scholes value of the remaining unexercised portion of this Warrant on the date of such request. As used in this Agreement, “CHANGE OF CONTROL” means the occurrence of any of (i) an acquisition after the date hereof by any Person or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of more than 50% of the voting rights or equity interests in the Company, (ii) a replacement of more than one-half of the members of the Company’s board of directors over a two-year period from the directors who constituted the Board of Directors at the beginning of such period, which replacement shall not have been approved by the Board of Directors as so constituted at the beginning of such period or (a) by directors whose nomination for election by the stockholders of the Company was approved by such Board of Directors or (b) by directors elected by such Board of Directors or (c) by directors approved in the same manner as (a) or (b) above that were nominated or elected by directors approved as set forth in (a) or (b) above, (iii) a merger or consolidation of the Company or any Subsidiary or a sale of more than 50% of the assets of the Company in one or a series of related transactions, unless following such transactions or series of transactions, the holders of the Company’s securities prior to the first such transaction continue to hold at least two-thirds of the voting rights and equity interests in of the surviving entity or acquirer of such assets, or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

          (d) Subsequent Equity Sales.

               (i) If, at any time while this Warrant is outstanding, the Company or any Subsidiary issues or sells, as the case may be, additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable by its terms for shares of Common Stock or otherwise by its terms entitling any Person to acquire shares of Common Stock (collectively, “COMMON STOCK EQUIVALENTS”), and the price per share of any Common Stock with respect to such issuance (the “EFFECTIVE PRICE”) is less than the closing sales price (“MARKET PRICE”) of the Common Stock on the date of closing of this transaction then the Exercise Price shall be reduced to equal 105% of the Market Price. For purposes of the foregoing adjustment, in connection with any issuance of any Common Stock Equivalents, (x) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the “DEEMED NUMBER”) shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (y) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock, divided by the Deemed

Number, and (z) no further adjustment shall be made to the Exercise Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents. However, upon termination or expiration of any Common Stock Equivalents the issuance of which resulted in an adjustment to the Exercise Price pursuant to this paragraph, the Exercise Price shall be recomputed to equal the price it would have been had the adjustments in this paragraph been made, at the time of issuance of such Common Stock Equivalents, only with respect to that number of shares of the Common Stock actually issued upon conversion, exercise or exchange of such Common Stock Equivalents and at the Effective Prices actually paid in connection therewith.

               (ii) If, at any time while this Warrant is outstanding, the Company or any Subsidiary issues or sells, as the case may be, Common Stock Equivalents with an Effective Price that floats or resets or otherwise varies or is subject to adjustment based on market prices of the Common Stock (a “FLOATING PRICE SECURITY”), then for purposes of applying the preceding paragraph in connection with any subsequent exercise, the Effective Price will be determined separately on each Exercise Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire shares of Common Stock on such Exercise Date (regardless of whether any such holder actually acquires any shares on such date).

               (iii) Notwithstanding the foregoing, no adjustment will be made under this Section 9 in respect of any issuances of Common Stock and Common Stock Equivalents: (i) to the Company’s employees, officers or directors and the issuance of shares of Common Stock to such employees, officers or directors upon exercise of options granted, pursuant to an employee benefit plan or stock option plan whether now existing or approved by the Company and its stockholders in the future, (ii) to consultants as compensation for services rendered to the Company not to exceed an aggregate value of $500,000, (iii) pursuant to one or more Strategic Transactions, (iv) to Dr. George Rathmann for additional financing provided to the Company by Dr. George Rathmann, (v) under a bona fide underwritten public offering (which shall not include equity lines of credit or similar financing structures) which results in net proceeds in excess of US $40 million at a per share price (excluding underwriters’ commissions and discounts) that is not at a discount to the then prevailing market price of the Common Stock and (vi) pursuant to the Rights Agreement, dated as of June 5, 1998, by and between the Company and U.S. Stock Transfer Corporation, as the Rights Agent.

          (e) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, as applicable, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

          (f) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of

Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

          (g) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

          (h) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. Until the exercise of this Warrant or any portion of this Warrant, the Holder shall not have nor exercise any rights by virtue hereof as a stockholder of the Company (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company other than as provided in this Section 9(h)).

     10. Payment of Exercise Price. The Holder shall pay the Exercise Price in one of the following manners:

          (a) Cash Exercise. From the date hereof, until the second anniversary of the closing date, the Holder may deliver immediately available funds; or

          (b) Cashless Exercise. The Holder may satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

     11. Limitation on Exercise. (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% (the “MAXIMUM PERCENTAGE”) of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this paragraph. By written notice to the Company, the Holder may waive the provisions of this Section or increase or decrease the Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver or increase or decrease will apply only to the Holder and not to any other holder of Warrants.

          (b) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% (the “ADDITIONAL MAXIMUM PERCENTAGE”) of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this paragraph. By written notice to the Company, the Holder may waive the provisions of this Section or increase or decrease the Additional Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver or increase or decrease will apply only to the Holder and not to any other holder of Warrants.

     12. No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported on the Nasdaq National Market on the date of exercise.

     13. Exchange Act Filings. The Holder agrees and acknowledges that it shall have sole responsibility for making any applicable filings with the U.S. Securities and Exchange Commission pursuant to Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, as a result of its acquisition of this Warrant and the Warrant Shares and any future retention or transfer thereof.

     14. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to HYSEQ, Inc., 670 Almanor Avenue, Sunnyvale, CA 94085, facsimile: (408) 524-8145, attention: President, or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

     15. Warrant Agent. The Company shall serve as warrant agent under this

Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

     16. Miscellaneous.

          (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

          (b) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “NEW YORK COURTS”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

          (c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

          (d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

HYSEQ, INC.

By:

Name:

Title:

FORM OF ELECTION TO PURCHASE

To Hyseq, Inc.

     In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase            shares of common stock (“COMMON STOCK”), $.001 par value per share, of Hyseq, Inc. and if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, encloses herewith $                     in cash, certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

     By its delivery of this Form of Election To Purchase, the Holder represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Warrant to which this notice relates.

     The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

PLEASE INSERT SOCIAL SECURITY OR
TAX IDENTIFICATION NUMBER

(Please print name and address)

WARRANT SHARES EXERCISE LOG

Number of
	Number of Warrant		Warrant Shares
	Shares Available to be	Number of Warrant Shares	Remaining to
Date	Exercised	Exercised	be Exercised

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________ the right represented by the within Warrant to purchase ______________ shares of Common Stock of HYSEQ, Inc. to which the within Warrant relates and appoints _______________________________________ attorney to transfer said right on the books of HYSEQ, Inc. with full power of substitution in the premises.

Dated: _______________, ________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

Appendix C

HYSEQ INC.

STOCK OPTION AGREEMENT

		Number of		Social Security
Granted To	Grant Date	Shares	Price Per Share	Number

George B. Rathmann	August 21, 2001	1,000,000	$8.635

     1.      You are hereby granted, in connection with and in partial consideration of your continued employment by Hyseq, Inc. (the “Company”) as its Chairman of the Board, an option (the “Option”) to purchase, at the above stated price, upon and subject to the provisions and conditions hereinafter set forth, 1,000,000 shares of common stock, $.001 par value per share (“Common Stock”), of the Company, which Option shall become exercisable for the number of shares as shown below on the later of (i) the accrual date set forth below and (ii) such date whereon the stockholders of the Company approve the grant of this Option. This Option is a non-statutory stock option, which is not granted under any stock option plan sponsored by the Company, and is neither designated as, nor intended to be, an incentive stock option.

Number of Shares	Accrual Date

1/4th of total number of shares	one year after grant date
1/48th of total number of shares	each monthly anniversary after the one year anniversary of the grant date

Unless earlier terminated pursuant to the terms of this Agreement, the Option shall expire on ten years minus one day after the date of grant.

I hereby acknowledge receipt of this Option and understand that it is governed by the terms of this contract. I acknowledge that I am aware of the provisions contained in this contract whereby the Board of Directors of the Company (the “Board of Directors”) may terminate or amend this contract. I further acknowledge that the grant hereby made to me does not, under any circumstances, create any right for me to receive any grant in the future.

/s/ GEORGE B. RATHMANN	Date 8/21/2001

George B. Rathmann

     2.      To exercise your Option to purchase any shares hereunder, it shall be necessary for you, on or after the date on which such purchase privilege accrues and prior to the above-stated expiration date, to make payment in full to the Company, in cash or in Common Stock of the Company or in a combination thereof, for the shares which you so elect to purchase, at the price per share herein described, whereupon you will receive the shares for which you thus make payment; provided, however, if all or part of the payment is in shares of Common Stock of the Company, that if such shares were acquired pursuant to an incentive stock option plan (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) of the Company, then the applicable holding period requirements of Section 422 of the Code have been met with respect to such shares, and, provided further, that if you are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended from time to time, then, if (i) such shares were granted pursuant to an option, then such option must have been granted at least six (6) months prior to the exercise of the Option hereunder, and (ii) such shares were purchased other than through the grant and exercise of an option, such shares were owned by you for more than six (6) months prior to the exercise of the Option hereunder. If all or part of the payment is in shares of Common Stock of the Company, such shares shall be valued at their fair market value on the date of exercise.

     3.      The Board of Directors reserves and shall have the right, by written notice to you, to amend or terminate the provisions of this contract in any manner that it may deem necessary or advisable to carry out the purpose of this grant as the result of, or to comply with, any change in applicable regulations, interpretation or statutory enactment, provided that any such change shall be applicable only to the shares for which payment shall not then have been made as herein provided.

     4.      Upon the termination of your employment with the Company for any reason or no reason, the unvested portion of the Option shall be forfeited. Except as set forth in Paragraph 5, the vested unexercised portion of the Option shall be exercisable by you for a period of thirty (30) days following such a termination of your employment, or, if earlier, until the expiration of the originally prescribed term of the Option. Upon the expiration of such thirty (30) day period (or, if earlier, the originally prescribed term of the Option), the unexercised Option shall expire and be forfeited.

     5.      Upon the termination of your employment with the Company as the result of your death or disability while an employee, the outstanding vested portion of the Option will be exercisable by you (or your legal representative or designated beneficiary) for one (1) year following your death or disability, or, if earlier, until the expiration of the originally prescribed term of the Option. Upon the expiration of such one (1) year period (or, if earlier, the originally prescribed term of the Option), the unexercised Option shall expire and be forfeited. For purposes of this Agreement, disability shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

     6.     (a)     If the outstanding shares of Common Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization or merger in which the Company is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the number and kind of shares that may be issued pursuant to the Option. The corresponding adjustment to the consideration payable with respect to the Option shall also be made. Any such adjustment, however, shall be made without change to the total payment, if any, applicable to the portion of the Option not exercised with a corresponding adjustment in the price for each share.

            (b)      In the event of a “change of control” of the Company, the Option, whether or not exercisable pursuant to the schedule set forth in Paragraph 1 at the time of the change of control, shall become immediately exercisable. A change of control shall be deemed to occur on the earliest of (i) the acquisition by any entity, person, or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 50% of the outstanding capital stock of the Company entitled to vote for the election of directors (“Voting Stock”); (ii) the commencement by any entity, person, or group (other than the Company or a subsidiary of the Company) of a tender offer or an exchange offer for more than 50% of the outstanding Voting Stock of The Company; (iii) the effective time of (A) a merger or consolidation of the Company with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger hold less than 50% of the Voting Stock of the surviving or resulting corporation, or (B) a transfer of substantially all of the property or assets of the Company other than to an entity of which the Company owns at least 80% of the Voting Stock; or (iv) the election to the Board, without the recommendation or approval of the incumbent Board of the lesser of (A) three directors, or (B) directors constituting a majority of the number of directors of the Company then in office.

     7.      The Option herein granted shall be exercisable during your lifetime only by you or your legal representative, and in the event of your death then thereafter only by your beneficiary, and in any event only in accordance with and subject to the provisions and conditions herein set forth. You may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively). Each designation will revoke all prior designations and will be effective only when filed in writing with the Company during your lifetime. In the absence of any such designation, your estate shall be deemed to be your beneficiary.

     8.      This contract and the purchase privilege or Option herein granted shall not otherwise by transferable by you, expressly or by operation of law, and any attempted transfer or other disposition thereof by you shall be void and shall nullify this Option and result in the cancellation of this contract by the Company.

     9.      If the exercise of this Option requires withholding of tax under any law, including, without limitation, under any federal, state or local law, the Company may require you to pay to it or may withhold from your compensation, at its discretion, the amount of such withholding prior to issuing any Common Stock or retain such amount from any payment otherwise due to you.

     10.      Neither this Option nor any shares to be acquired pursuant to the exercise of any rights relating to this Option have been or will be registered under any securities laws other than the federal securities laws of the United States and the Company has no obligation to register this Option or any such shares. Any shares acquired pursuant to rights relating to this Option may not be sold, transferred or otherwise traded in the absence of registration under or an exemption from any applicable requirements of any securities laws applicable to you, and each certificate representing such shares shall bear an appropriate legend to such effect, if applicable.

     11.      Nothing in this contract shall interfere with or limit in any way the right of the Company to terminate employment at any time, nor confer upon you any right to continue in the employ of the Company for any period of time or to continue your present or any other rate of compensation.

     12.      The issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. It is the intent of the parties that: (i) the terms of this contract shall be governed by, and construed in accordance with, the laws of the State of Nevada, and (ii) the terms of the contract shall be subject to the jurisdiction of the courts of the State of Nevada.

     13.      Please acknowledge receipt of this Option at the bottom of the duplicate copy of the first page herewith enclosed and return the same within thirty (30) days from the date you receive this Option Agreement to the office of Hyseq, Inc., Attention: Ted W. Love, 670 Almanor Avenue, Sunnyvale, California 94085.

HYSEQ, INC.

By:	/s/ Ted W. Love Ted W. Love President and Chief Executive Officer

This Proxy is Solicited on Behalf of the Board of Directors
Hyseq, Inc.
2002 Annual Meeting of Stockholders

    The undersigned hereby appoints George B. Rathmann and Ted W. Love as proxies, with the power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the shares of stock of Hyseq, Inc., a Nevada corporation standing in the name of the undersigned with all powers which the undersigned would have if present at the Annual Meeting of Stockholders to be held on August 6, 2002, at 11:00 a.m. Pacific time and at any adjournment or postponement thereof, as fully and with the same force and effect as the undersigned might or could so act if personally present thereat, as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no selection is made, this proxy will be voted FOR proposals 1 through 6.

☐ I PLAN TO ATTEND THE MEETING
Proposal 1:	Election of Class III Directors
Nominees: George B. Rathmann   Thomas N. McCarter, III   Mary K. Pendergast

(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above.)

VOTE FOR  ☐    WITHHOLD AUTHORITY  ☐
all nominees listed   to vote for all nominees
(except as marked to the contrary)
Proposal 2:	Approval of the Hyseq, Inc. 2002 Equity Incentive Plan
FOR ☐ AGAINST ☐ ABSTAIN ☐
Proposal 3:	Ratification of the sale and issuance of 644,298 shares of our common stock and warrants to purchase 322,149 shares of our common stock, including issuance of our common stock upon exercise of the warrants, to some of our officers and directors
FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 4:	Approval of the grant in August 2001 of an option to our Chairman, Dr. George B. Rathmann, for 1,000,000 shares of our common stock, including the issuance of our common stock upon exercise of the option
FOR ☐ AGAINST ☐ ABSTAIN ☐
Proposal 5:	Ratification of the issuance of shares of our common stock, other equity securities or both to Dr. Rathmann in repayment of his $20.0 million line of credit to us
FOR ☐ AGAINST ☐ ABSTAIN ☐
Proposal 6:	Ratification of the selection of KPMG LLP as our independent auditors for the fiscal year 2002
FOR ☐ AGAINST ☐ ABSTAIN ☐

In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters, of which Hyseq has not received notice a reasonable time before mailing the proxy statement, as may properly come before the 2002 Annual Meeting and at any adjournment or postponement thereof, and for the election of a person to serve as director if any of the above nominees are unable to serve.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. If you have any questions, call Peter S. Garcia at 408-524-8100.

Number of Shares

Signature of Stockholder Date

Signature of Stockholder Date

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.